UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒           Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

Valhi, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Valhi, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697

April 11, 2012

To our Stockholders:

You are cordially invited to attend the 2012 annual meeting of stockholders of Valhi, Inc., which will be held on Thursday, May 31, 2012, at 10:00 a.m., local time, at our corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas.  The matters to be acted upon at the meeting are described in the attached notice of annual meeting of stockholders and proxy statement.

Whether or not you plan to attend the meeting, please cast your vote as instructed on your proxy card or voting instruction form as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.  Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the inspector of election as provided in our bylaws.

In order to save mailing expenses, also enclosed with your 2012 annual meeting proxy materials are a:

•	notice of stockholder action taken pursuant to the written consent of stockholders; and

•	related information statement regarding an increase in the authorized shares of our common stock as described in the statement.

We are not incorporating the notice of stockholder action or the information statement into our 2012 annual meeting proxy materials.  Additionally, you should not consider the information statement as soliciting material for our 2012 annual meeting of stockholders to be held on May 31, 2012.

IF YOU WANT YOUR SHARES VOTED AT OUR 2012 ANNUAL MEETING, YOU WILL NEED TO
CAST YOUR VOTES AS INSTRUCTED ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM.
FOR MORE INFORMATION, WE URGE YOU TO READ OUR
 2012 PROXY STATEMENT FOR OUR 2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2012.  The notice of stockholder action and information statement included in this mailing do not require any action on your part and are provided to you for informational purposes only.

Sincerely,

Steven L. Watson
President and Chief Executive Officer

Valhi, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 31, 2012

To the Stockholders of Valhi, Inc.:

The 2012 annual meeting of stockholders of Valhi, Inc. will be held on Thursday, May 31, 2012, at 10:00 a.m., local time, at our corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas, for the following purposes:

1.	to vote on six director nominees named in the proxy statement to serve until the 2013 annual meeting of stockholders;

2.	to vote on the 2012 Director Stock Plan;

3.	to vote on an advisory resolution to approve our named executive officer compensation;

4.	to vote on a stockholder proposal that our board of directors issue a sustainability report, if such stockholder proposal is properly presented at the meeting; and

5.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on April 2, 2012 has been set as the record date for the meeting.  Only holders of our common stock at the close of business on the record date are entitled to notice of and to vote at the meeting.  A complete list of stockholders entitled to vote at the meeting will be available for examination during normal business hours by any of our stockholders, for purposes related to the meeting, for a period of ten days prior to the meeting at our corporate offices.

You are cordially invited to attend the meeting.  Whether or not you plan to attend the meeting, please cast your vote as instructed on the proxy card or voting instruction form as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

By Order of the Board of Directors,

A. Andrew R. Louis, Secretary

Dallas, Texas
April 11, 2012

Important Notice Regarding the Availability of Proxy Materials for the
Annual Stockholder Meeting to Be Held on May 31, 2012.

The proxy statement and annual report to stockholders (including Valhi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011) are available atwww.valhi.info/investor.

TABLE OF CONTENTS
Page
TABLE OF CONTENTS
GLOSSARY OF TERMS
GENERAL INFORMATION
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
CONTROLLING STOCKHOLDER
SECURITY OWNERSHIP
Ownership of Valhi
Ownership of Related Companies
PROPOSAL 1:ELECTION OF DIRECTORS
Nominees for Director
EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
Controlled Company Status, Director Independence and Committees
2011 Meetings and Standing Committees of the Board of Directors
Audit Committee
Management Development and Compensation Committee
Executive Committee
Risk Oversight
Identifying and Evaluating Director Nominees
Leadership Structure of the Board of Directors and Independent Director Meetings
Stockholder Proposals and Director Nominations for the 2013 Annual Meeting of Stockholders
Communications with Directors
Compensation Committee Interlocks and Insider Participation
Code of Business Conduct and Ethics
Corporate Governance Guidelines
Availability of Corporate Governance Documents
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS AND OTHER INFORMATION
Compensation Discussion and Analysis
Compensation Committee Report
Summary of Cash and Certain Other Compensation of Executive Officers
2011 Grants of Plan-Based Awards
Outstanding Equity Awards at December 31, 2011
Option Exercises and Stock Vested
Pension Benefits
Nonqualified Deferred Compensation
Director Compensation
Compensation Policies and Practices as They Relate to Risk Management
Compensation Consultants
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND TRANSACTIONS
Related Party Transaction Policy
Relationships with Related Parties
Intercorporate Services Agreements
Risk Management Program
Tax Matters
CompX Loan from TFMC
Related Party Loans for Cash Management Purposes
Data Recovery Program
Provision of Utility Services to TIMET
Sale of Excess Insurance Coverage to BMI
WCS Financial Assurances
Simmons Family Matters
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS
Independent Registered Public Accounting Firm
Fees Paid to PricewaterhouseCoopers LLP
Preapproval Policies and Procedures
PROPOSAL 2:2012 DIRECTOR STOCK PLAN
Background
Description of the 2012 Director Stock Plan
Federal Income Tax Consequences
Plan Benefits
Vote Required
PROPOSAL 3:NONBINDING ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION
Background
Say-on-Pay Proposal
Effect of the Proposal
Vote Required
PROPOSAL 4:STOCKHOLDER PROPOSAL
Stockholder Proponent
Proposed Stockholder Recital and Resolution
Stockholder Supporting Statement
Vote Required
OTHER MATTERS
2011 ANNUAL REPORT ON FORM 10-K
STOCKHOLDERS SHARING THE SAME ADDRESS
REQUEST COPIES OF THE 2011 ANNUAL REPORT AND THIS PROXY STATEMENT
EXHIBIT A — VALHI, INC. 2012 DIRECTOR STOCK PLAN

-i-

GLOSSARY OF TERMS

“2012 Director Stock Plan” or “2012 plan” means the 2012 Director Stock Plan described in proposal 2, which provides for grants of our common stock to our directors.

“BMI” means Basic Management, Inc., a land management company in which a wholly owned subsidiary of Tremont owns approximately 32% of the outstanding equity securities (representing 29% of the voting securities).

“brokerage firm or other nominee” means a brokerage firm or other nominee such as a banking institution, custodian, trustee or fiduciary (other than our transfer agent, Computershare) through which a stockholder hold its shares of our common stock.

“broker/nominee non-vote” means a non-vote by a brokerage firm or other nominee for shares held for a client’s account for which the brokerage firm or other nominee does not have discretionary authority to vote on a particular matter and has not received instructions from the client.

“CDCT” means the Contran Amended and Restated Deferred Compensation Trust, an irrevocable “rabbi trust” established by Contran to assist it in meeting certain deferred compensation obligations that it owes to Harold C. Simmons.

“CMRT” means The Combined Master Retirement Trust, a trust Contran sponsors that permits the collective investment by master trusts that maintain assets of certain employee defined benefit plans Contran and related entities adopt.

“Computershare” means Computershare Trust Company, N.A., our stock transfer agent and registrar.

“CompX” means CompX International Inc., one of our publicly held subsidiaries that manufactures security products, furniture components and performance marine components.

“Contran” means Contran Corporation, the parent corporation of our consolidated tax group.

“Dixie Rice” means Dixie Rice Agricultural Corporation, Inc., one of our parent corporations.

“EWI” means EWI RE, Inc., a reinsurance brokerage and risk management corporation wholly owned by NL.

“Foundation” means the Harold Simmons Foundation, Inc., a tax-exempt foundation organized for charitable purposes.

“Grandchildren’s Trust” means The Annette Simmons Grandchildren’s Trust, a trust of which Harold C. Simmons and his wife, Annette C. Simmons, are co-trustees and the beneficiaries of which are the grandchildren of Annette C. Simmons.

“independent directors” means the following directors: Norman S. Edelcup, Thomas E. Barry and W. Hayden McIlroy.

“ISA” means an intercorporate services agreement between Contran and a related company pursuant to which employees of Contran provide certain services, including executive officer services, to such related company on an annual fixed fee basis.

“Keystone” means Keystone Consolidated Industries, Inc., one of our publicly held sister corporations that manufactures steel fabricated wire products, industrial wire, bar products, billets and wire rod.

“Kronos Worldwide” means Kronos Worldwide, Inc., one of our publicly held subsidiaries that is an international manufacturer of titanium dioxide products.

“named executive officer” means any person named in the 2011 Summary Compensation Table in this proxy statement.

“NL” means NL Industries, Inc., one of our publicly held subsidiaries that is a diversified holding company with significant investments in Kronos Worldwide and CompX.

“NYSE” means the New York Stock Exchange.

“PwC” means PricewaterhouseCoopers LLP, our independent registered public accounting firm.

“record date” means the close of business on April 2, 2012, the date our board of directors set for the determination of stockholders entitled to notice of and to vote at the 2012 annual meeting of our stockholders.

“Say-on-Pay” means the third proposal in this proxy statement for a nonbinding advisory vote for the consideration of our stockholders to approve the compensation of our named executive officers as such proposal is described and as such compensation is disclosed in this proxy statement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“stockholder of record” means a stockholder of our common stock who holds shares directly (either in certificate or electronic form) in its name with our transfer agent, Computershare.

“Tall Pines” means Tall Pines Insurance Company, an indirect wholly owned captive insurance subsidiary of ours.

“TFMC” means TIMET Finance Management Company, a wholly owned subsidiary of TIMET.

“TIMET” means Titanium Metals Corporation, one of our publicly held sister corporations that is an integrated producer of titanium metal products.

“Tremont” means Tremont LLC, one of our wholly owned subsidiaries.

“Valhi,” “us,” “we” or “our” means Valhi, Inc.

“VHC” means Valhi Holding Company, one of our parent corporations.

“WCS” means Waste Control Specialists LLC, an indirect privately held subsidiary of ours that is engaged in the waste management industry.

-ii-

Valhi, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697

PROXY STATEMENT

GENERAL INFORMATION

We are providing this proxy statement in connection with the solicitation of proxies by and on behalf of our board of directors for use at our 2012 annual meeting of stockholders to be held on Thursday, May 31, 2012, and at any adjournment or postponement of the meeting.  We are furnishing our proxy materials to holders of our common stock as of the close of business on April 2, 2012.  We initiated the mailing of our proxy materials to the holders of our common stock on or about April 11, 2012.  The proxy materials include:

•	the accompanying notice of the 2012 annual meeting of stockholders;

•	this proxy statement;

•	our 2011 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2011; and

•	the proxy card (or voting instruction form if you hold your shares through a brokerage firm or other nominee and not through our transfer agent, Computershare).

We are furnishing our 2011 annual report to all of our stockholders entitled to vote at the 2012 annual meeting.  We are not incorporating the 2011 annual report into this proxy statement and you should not consider the annual report as proxy solicitation material.  The accompanying notice of annual meeting of stockholders sets forth the time, place and purposes of the meeting.  Our principal executive offices are located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

In order to save mailing expenses, also enclosed with your 2012 annual meeting proxy materials are a:

•	notice of stockholder action taken pursuant to the written consent of stockholders; and

•	related information statement regarding an increase in the authorized shares of our common stock as described in the statement.

We are not incorporating the notice of stockholder action or the information statement into our 2012 annual meeting proxy materials.  Additionally, you should not consider the notice or information statement as soliciting material for our 2012 annual meeting of stockholders to be held on May 31, 2012.

IF YOU WANT YOUR SHARES VOTED AT OUR 2012 ANNUAL MEETING, YOU WILL NEED TO
CAST YOUR VOTES AS INSTRUCTED ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM.
FOR MORE INFORMATION, WE URGE YOU TO READ THIS PROXY STATEMENT.  The notice of stockholder action and information statement included in this mailing do not require any action on your part and are provided to you for informational purposes only.

Please refer to the Glossary of Terms on page ii for the definitions of certain terms used in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	What is the purpose of the annual meeting?

A:	At the annual meeting, stockholders will vote on the following, as described in this proxy statement:

•	Proposal 1 – the election of the six director nominees named in this proxy statement;

•	Proposal 2 – the approval of the 2012 Director Stock Plan;

•	Proposal 3 –the adoption of a nonbinding advisory resolution that approves the named executive officer compensation described in this proxy statement (Say-on-Pay); and

•	Proposal 4 –a stockholder proposal that our board of directors issue a sustainability report (Sustainability Report).

In addition, stockholders will vote on any other matter that may properly come before the meeting.

Q:	How does the board recommend that I vote?

A:	The board of directors recommends that you vote FOR:

•	each of the nominees for director named in this proxy statement;

•	the approval of proposal 2 (2012 Director Stock Plan); and

•	the approval and adoption of proposal 3 (Say-on-Pay).

The board of directors makes NO RECOMMENDATION regarding Proposal 4 – a stockholder proposal that our board of directors issue a sustainability report.

Q:           Who is allowed to vote at the annual meeting?

A:
The board of directors has set the close of business on April 2, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.  Only holders of our common stock as of the close of business on the record date are entitled to vote at the meeting.  On the record date, 113,036,483 shares of our common stock were issued and outstanding.  Each share of our common stock entitles its holder to one vote.

Q:	If I hold my shares through a brokerage firm or other nominee, how may I vote in person at the annual meeting?

A:
If you wish to vote in person at the annual meeting, you will need to follow the instructions on your voting instruction form on how to obtain the appropriate documents to vote in person at the meeting.

Q:	How do I vote if I am a stockholder of record?

A:
If you hold shares of our common stock directly (either in certificate or electronic form) with our transfer agent, Computershare, rather than through a brokerage firm or other nominee, you are a stockholder of record.  As a stockholder of record, you may:

•	vote over the internet at www.investorvote.com/VHI;

•	vote by telephone using the voting procedures set forth on your proxy card;

•	instruct the agents named on your proxy card how to vote your shares by completing, signing and mailing the enclosed proxy card in the envelope provided; or

•	vote in person at the annual meeting.

Q:
What are the consequences if I am a stockholder of record and I execute my proxy card but do not indicate how I would like my shares voted for one or more of the director nominees named in this proxy statement or the other proposals described in this proxy statement?

A:
If you are a stockholder of record (and not a brokerage firm or other nominee), the agents named on your proxy card will vote your shares on such uninstructed nominee or proposal as recommended by the board of directors in this proxy statement.  However, the board of directors makes no recommendation regarding proposal 4 (sustainability report).  Accordingly, if the agents receive no direction from you on proposal 4, the agents will abstain on this proposal, which abstention will have the same effect as a negative vote.

Q:	If I do not want to vote my shares in person at the annual meeting, how do I vote if my shares are held through a brokerage firm or other nominee?

A:
If your shares are held through a brokerage firm or other nominee, you must follow the instructions from your brokerage firm or other nominee on how to vote your shares.  In order to ensure your brokerage firm or other nominee votes your shares in the manner you would like, you must provide voting instructions to your brokerage firm or other nominee by the deadline provided in the materials you received from your brokerage firm or other nominee.

Brokerage firms or other nominees may not vote your shares on the election of a director nominee or any of the other proposals in this proxy statement in the absence of your specific instructions as to how to vote.  We encourage you to provide instructions to your brokerage firm or other nominee regarding the voting of your shares.  If you do not instruct your brokerage firm or other nominee how to vote with respect to the election of a director nominee or on each of the other three proposals in this proxy statement, your brokerage firm or other nominee may not vote with respect to the election of such director nominee or on any uninstructed proposal and your vote will be counted as a “broker/nominee non-vote.”  “Broker/nominee non-votes” are non-votes by a brokerage firm or other nominee for shares held in a client’s account for which the brokerage firm or other nominee does not have discretionary authority to vote on a particular matter and has not received instructions from the client.  How we treat broker/nominee non-votes is separately described in each of the answers below regarding what constitutes a quorum, the requisite votes necessary to elect a director nominee or approve the other three proposals in this proxy statement.

Q:	Who will count the votes?

A:
The board of directors has appointed Computershare, our transfer agent and registrar, to ascertain the number of shares represented, tabulate the vote and serve as inspector of election for the meeting.

Q:	Is my vote confidential?

A:	Yes. All proxy cards, ballots or voting instructions delivered to Computershare will be kept confidential in accordance with our bylaws.

Q:	How do I change or revoke my proxy instructions if I am a stockholder of record?

A:	If you are a stockholder of record, you may change or revoke your proxy instructions in any of the following ways:

•	delivering to Computershare a written revocation;

•	submitting another proxy card bearing a later date;

•	changing your vote on www.investorvote.com/VHI;

•	using the telephone voting procedures set forth on your proxy card; or

•	voting in person at the annual meeting.

Q:	How do I change or revoke my voting instructions if my shares are held through a brokerage firm or other nominee?

A:
If your shares are held through a brokerage firm or other nominee, you must follow the instructions from your brokerage firm or other nominee on how to change or revoke your voting instructions or how to vote in person at the annual meeting.

Q:	What constitutes a quorum?

A:	A quorum is the presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting.

Shares that are voted “abstain” or “withheld” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the annual meeting.

As already discussed in the previous answer regarding how to vote shares held through a brokerage firm or other nominee, there are no proposals for the 2012 annual meeting that would allow a brokerage firm or nominee to vote uninstructed shares.  If a brokerage firm or other nominee receives no instruction for the election of any director nominee or any of the proposals, such uninstructed shares will be counted as not entitled to vote and are, therefore, not considered for purposes of determining whether a quorum is present at the annual meeting.  If a brokerage firm or other nominee receives instructions on the election of any director nominee or any of the other three proposals, such instructed shares will be counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the annual meeting.

VHC directly held approximately 92.6% of the outstanding shares of our common stock as of the record date.  VHC has indicated its intention to have its shares of our common stock represented at the meeting.  If VHC attends the meeting in person or by proxy, the meeting will have a quorum present.

Q:	Assuming a quorum is present, what vote is required to elect a director nominee?

A:
A plurality of affirmative votes of the holders of our outstanding shares of common stock represented and entitled to vote at the meeting is necessary to elect each director nominee.  You may indicate on your proxy card or in your voting instructions that you desire to withhold authority to vote for any of the director nominees.  Since director nominees need only receive a plurality of affirmative votes from the holders represented and entitled to vote at the meeting to be elected, a vote withheld or a broker/nominee non-vote regarding a particular nominee will not affect the election of such director nominee.

VHC directly held approximately 92.6% of the outstanding shares of our common stock as of the record date.  VHC has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the election of each of the director nominees named in this proxy statement.  If VHC attends the meeting in person or by proxy and votes as indicated, the stockholders will elect all of the nominees named in this proxy statement to the board of directors.

Q:	Assuming a quorum is present, what vote is required to adopt and approve proposal 2 (2012 Director Stock Plan)?

A:
The affirmative votes of the majority of the shares present in person or represented by proxy at the 2012 annual meeting and entitled to vote on this proposal will be the requisite vote to approve the 2012 Director Stock Plan.  Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.  Broker/nominee non-votes will not be counted as entitled to vote and will have no affect on this proposal.

As already mentioned, VHC directly held approximately 92.6% of the outstanding shares of our common stock as of the record date.  VHC has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the approval of the 2012 Director Stock Plan.  If VHC attends the meeting in person or by proxy and votes as indicated, the stockholders will approve this proposal.

Q:	Assuming a quorum is present, what vote is required to adopt and approve proposal 3 (Say-on-Pay)?

A:
The proposed stockholder resolution contained in this proposal provides that the affirmative nonbinding advisory votes of the majority of the shares present in person or represented by proxy at the 2012 annual meeting and entitled to vote on this proposal will be the requisite vote to adopt the resolution and approve the compensation of our named executive officers as such compensation is disclosed in this proxy statement.  Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.  Broker/nominee non-votes will not be counted as entitled to vote and will have no affect on this proposal.

As already mentioned, VHC directly held approximately 92.6% of the outstanding shares of our common stock as of the record date.  VHC has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR this nonbinding advisory proposal.  If VHC attends the meeting in person or by proxy and votes as indicated, the stockholders will, by a nonbinding advisory vote, approve this proposal.

Q:	Assuming a quorum is present, what vote is required to adopt and a approve proposal 4 (Sustainability Report)?

A:
The affirmative votes of the majority of the shares present in person or represented by proxy at the 2012 annual meeting and entitled to vote on this proposal will be the requisite vote to adopt and approve the stockholder proposed resolution that our board of directors issue a sustainability report.  Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.  Broker/nominee non-votes will not be counted as entitled to vote and will have no affect on this stockholder proposal.

As already mentioned, VHC directly held approximately 92.6% of the outstanding shares of our common stock as of the record date.  VHC has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares AGAINST the approval of this stockholder proposal.  If VHC attends the meeting in person or by proxy and votes as indicated, this stockholder proposal will NOT be approved.

Q:	Assuming a quorum is present, what vote is required to approve any other matter to come before the meeting?

A:
Except as applicable laws may otherwise provide, the approval of any other matter that may properly come before the meeting will require the affirmative votes of the holders of the majority of the outstanding shares represented and entitled to vote at the meeting.  Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.

Q:	If I am a stockholder of record, how will the agents named on my proxy card vote on any other matter to come before the meeting?

A:
If you are a stockholder of record and to the extent allowed by applicable law, the agents named on your proxy card will vote in their discretion on any other matter that may properly come before the meeting.

Q:
Why are a notice of stockholder action taken pursuant to the written consent of stockholders and related information statement regarding an increase in the authorized shares of our common stock included with the 2012 annual proxy materials I received?

A:
We included the notice of stockholder action and information statement with the 2012 annual proxy materials in order to save mailing expenses.  We are not incorporating the notice of stockholder action or the information statement into our 2012 annual meeting proxy materials.  Additionally, you should not consider the information statement as soliciting material for our 2012 annual meeting.  The notice of stockholder action and information statement do not require any action on your part and are provided for informational purposes only.

Q:	How will our announced 3-for-1 common stock split affect the number of shares I have to vote at the annual meeting?

A:
On March 15, 2012 we declared a 3-for-1 split of our common stock to be effected in the form of a stock dividend.  Holders of record of our common stock at the close of business on May 2, 2012 will receive two additional shares for each share held as of the close of business on that date.  Subject to certain customary regulatory approvals, we expect to distribute the additional shares at the close of business on May 10, 2012.  Since the record date for the annual meeting is before the record date for the stock split, the stock split will have no affect on the number of shares you are entitled to vote at the annual meeting.  You will only be able to vote as many shares at the 2012 annual meeting as you held at the close of business on April 2, 2012 (the record date for the annual meeting).

Q:	Who will pay for the cost of soliciting the proxies?

A:
We will pay all expenses related to the solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders.  In addition to the solicitation by mail, our directors, officers and regular employees may solicit proxies by telephone or in person for which such persons will receive no additional compensation.  Upon request, we will reimburse brokerage firms or other nominees for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of our common stock that hold such stock in accounts with such entities.

CONTROLLING STOCKHOLDER

VHC is the direct holder of approximately 92.6% of the outstanding shares of our common stock as of the record date.  VHC has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the election of each of the director nominees named in this proxy statement and FOR proposals 2 (2012 Director Stock Plan) and 3 (Say-on-Pay) and AGAINST proposal 4 (Sustainability Report).  If VHC attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the stockholders will elect all of the nominees named in this proxy statement to the board of directors, will approve proposals 2 and 3 and will NOT approve Proposal 4.

SECURITY OWNERSHIP

Ownership of Valhi.  The following table and footnotes set forth as of the record date the beneficial ownership, as defined by regulations of the SEC, of our common stock held by each individual, entity or group known to us to own beneficially more than 5% of the outstanding shares of our common stock, each director, each named executive officer and all of our directors and executive officers as a group.  See footnote 4 below for information concerning the relationships of certain individuals and entities that may be deemed to own indirectly and beneficially more than 5% of the outstanding shares of our common stock.  All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.

	Valhi Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)(2)

Harold C. Simmons (3)	421,393	(4)	*
Valhi Holding Company (3)	104,677,716	(4)	92.6%
TIMET Finance Management Company (3)	2,122,339	(4)	1.9%
Contran Corporation (3)	392,762	(4)(5)	*
Harold Simmons Foundation, Inc. (3)	827,300	(4)	*
Annette C. Simmons (3)	265,338	(4)	*
The Combined Master Retirement Trust (3)	115,000	(4)	*
The Annette Simmons Grandchildren’s Trust (3)	29,300	(4)	*
	108,851,148	(4)	96.3%

Thomas E. Barry	15,500	(4)	*
Norman S. Edelcup	39,000		*
W. Hayden McIlroy	6,500	(4)(6)	*
Glenn R. Simmons	17,410	(4)(7)	*
Steven L. Watson	28,746	(4)	*
William J. Lindquist	-0-	(4)	-0-
Robert D. Graham	-0-	(4)	-0-
Bobby D. O’Brien	-0-	(4)	-0-
All our directors and executive officers as a group (14 persons)	108,959,470	(4)(5)(6)(7)	96.4%

*           Less than 1%.

(1)	Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.

(2)
The percentages are based on 113,036,483 shares of our common stock outstanding as of the record date.  NL, one of its wholly owned subsidiaries and Kronos Worldwide directly hold 3,604,790, 1,186,200 and 574,972 shares of our common stock, respectively.  Since NL and Kronos Worldwide are majority owned subsidiaries of us and pursuant to Delaware law, we treat the shares of our common stock that NL, its subsidiary and Kronos Worldwide hold as treasury stock for voting purposes.  For the purposes of calculating the percentage ownership of the outstanding shares of our common stock as of the record date in this proxy statement, such shares are not deemed outstanding.

(3)
The business address of VHC, Contran, the Foundation, the CMRT, Harold C. and Annette C. Simmons and the Grandchildren’s Trust is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697.  The business address of TFMC is 1007 Orange Street, Suite 1400, Wilmington, Delaware  19801.

(4)
TIMET is the direct holder of 100% of the outstanding shares of TFMC common stock.  Except as otherwise indicated, Harold C. Simmons and the following persons or entities related to him are the direct holders of the following percentages of the outstanding shares of TIMET common stock:

VHC	23.9%
Annette C. Simmons	12.5%
CMRT	8.8%
Harold C. Simmons	3.2%
Kronos Worldwide	2.4%
Contran	2.0%
NL	0.8%
Valhi	0.5%
Grandchildren’s Trust	Less than 0.1%

NL’s percentage ownership of TIMET common stock includes approximately 0.3% directly held by a wholly owned subsidiary of NL.

Harold C. Simmons and the following persons or entities related to him are the direct holders of the following percentages of the outstanding shares of Kronos Worldwide common stock:

Valhi	50.0%
NL	30.4%
Annette C. Simmons	0.8%
Harold C. Simmons	0.7%
TFMC	0.3%
Contran	Less than 0.1%

Harold C. Simmons and the following persons or entities related to him are the direct holders of the following percentages of the outstanding shares of NL common stock:

Valhi	83.0%
Harold C. Simmons	2.2%
Annette C. Simmons	0.8%
TFMC	0.5%
Kronos Worldwide	Less than 0.1%

Dixie Rice is the direct holder of 100% of the outstanding shares of VHC common stock.  Contran is the beneficial holder of 100% of the outstanding shares of Dixie Rice common stock.

Substantially all of Contran’s outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Harold C. Simmons, of which Mr. Simmons is the sole trustee, or held by Mr. Simmons or persons or other entities related to Mr. Simmons.  As sole trustee of these trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by these trusts.  Mr. Simmons, however, disclaims beneficial ownership of any Contran shares these trusts hold.

The Foundation is a tax-exempt foundation organized for charitable purposes.  Harold C. Simmons is the chairman of the board of the Foundation.

U.S. Bank National Association serves as the trustee of the CDCT.  Contran established the CDCT as an irrevocable “rabbi trust” to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons.  If the CDCT assets are insufficient to satisfy such obligations, Contran is obligated to satisfy the balance of such obligations as they come due.  Pursuant to the terms of the CDCT, Contran retains the power to vote the shares held by the CDCT, retains dispositive power over such shares and may be deemed the indirect beneficial owner of such shares.

Contran sponsors the CMRT to permit the collective investment by master trusts that maintain assets of certain employee defined benefit plans Contran and related entities adopt.  Harold C. Simmons is the sole trustee of this trust and a member of the investment committee for this trust.  Thomas E. Barry is also a member of this trust’s investment committee.  Contran selects the trustee and members of this trust’s investment committee.  All of our executive officers are participants in one or more of the employee defined benefit plans that invest through this trust.  Each of such persons disclaims beneficial ownership of any of the shares this trust holds, except to the extent of his or her individual vested beneficial interest, if any, in the plan assets this trust holds.

Harold C. Simmons is chairman of the board and chief executive officer of NL and the chairman of the board of each of Kronos Worldwide, TIMET, us, VHC, Dixie Rice and Contran.

By virtue of the holding of the offices, the stock ownership and his services as trustee, all as described above, (a) Harold C. Simmons may be deemed to control certain of such entities and (b) Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of shares directly held by certain of such other entities.  However, Mr. Simmons disclaims beneficial ownership of the shares beneficially owned, directly or indirectly, by any of such entities, except to the extent of his vested beneficial interest, if any, in shares held by the CDCT or the CMRT.  Mr. Simmons disclaims beneficial ownership of all shares of our common stock beneficially owned, directly or indirectly, by VHC, TFMC, Contran, the Foundation, Kronos Worldwide or NL or its subsidiaries.

All of our directors or executive officers who are also directors or executive officers of VHC, TFMC, Contran and the Foundation or their affiliated entities disclaim beneficial ownership of the shares of our common stock that such entities directly or indirectly hold.

Annette C. Simmons is the wife of Harold C. Simmons.  Mrs. Simmons disclaims beneficial ownership of all shares that she does not own directly.  Mr. Simmons may be deemed to share indirect beneficial ownership of her shares.  He disclaims all such beneficial ownership.

The Grandchildren’s Trust is a trust of which Harold C. Simmons and Annette C. Simmons are co-trustees and the beneficiaries of which are the grandchildren of Annette C. Simmons.  Mr. Simmons, as co-trustee of this trust, has the power to vote and direct the disposition of the shares this trust directly holds.  Mr. Simmons disclaims beneficial ownership of any shares that this trust holds.

Contran is the sole owner of our 6% series A preferred stock (non-voting) and a trust related to Harold C. Simmons is the sole owner of VHC’s 2% convertible preferred stock (non-voting).  Messrs. Harold and Glenn Simmons and Watson each hold of record one director qualifying share of Dixie Rice.

VHC has pledged 8,577,160 shares of our common stock as security and 24,878,081 shares of TIMET common stock as security.  NL has pledged 4,069,344 shares of Kronos Worldwide common stock as security.  Contran has pledged 864 shares of our 6% series A preferred stock as security.

Shares owned by Contran or its related entities or their executive officers or directors may be held in margin accounts at brokerage firms.  Under the terms of the margin account agreements, stocks and other assets held in these accounts may be pledged to secure margin obligations under these accounts.  Harold C. Simmons holds 63,518 shares of our common stock, 574,866 shares of Kronos Worldwide common stock and 491,009 shares of NL common stock in a margin account at a brokerage firm.  Annette C. Simmons holds all of her 265,338 shares of Valhi common stock, 882,876 shares of Kronos Worldwide common stock and 404,391 shares of NL common stock in a margin account at a brokerage firm.  The Grandchildren’s Trust holds all of its 29,300 shares of our common stock and 14,132 shares of TIMET common stock in a margin account at a brokerage firm.  A family partnership of which Mr. McIlroy is a general partner holds all of its 6,500 shares of our common stock in a margin account at a brokerage firm.

The business address of the Foundation, Kronos Worldwide, NL and TIMET is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697.  The business address of Dixie Rice is 600 Pasquiere Street, Gueydan, Louisiana  70542.

(5)
Includes 366,847 shares of our common stock that the CDCT holds directly.  Contran retains the power to vote the shares held by the CDCT, retains dispositive power over such shares and may be deemed the indirect beneficial owner of such shares.

(6)	A family partnership of which Mr. McIlroy is a general partner holds these shares.

(7)	The shares of common stock shown as beneficially owned by Glenn R. Simmons include 1,100 shares his wife holds in her retirement accounts, with respect to which he disclaims beneficial ownership.

We understand that Contran and related entities may consider acquiring or disposing of shares of our common stock through open market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of our common stock in the market, an assessment of our business and prospects, financial and stock market conditions and other factors deemed relevant by such entities.  We may similarly consider acquisitions of shares of our common stock and acquisitions or dispositions of securities issued by related entities.

Ownership of Related Companies.  Some of our directors and executive officers own equity securities of several companies related to us.

Ownership of Kronos Worldwide and NL.  The following table and footnotes set forth the beneficial ownership, as of the record date, of the shares of Kronos Worldwide and NL common stock held by each of our directors, each named executive officer and all of our directors and executive officers as a group.  All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.

	Kronos Worldwide Common Stock			NL Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)(2)	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)(3)

Harold C. Simmons	777,940	(4)	*	1,052,054	(4)	2.2%
Valhi, Inc.	57,990,042	(4)	50.0%	40,387,531	(4)	83.0%
NL Industries, Inc.	35,219,270	(4)	30.4%	n/a		n/a
TIMET Finance Management Company	373,334	(4)	*	222,100	(4)	*
Contran Corporation	5,372	(4)	*	-0-	(4)	-0-
Kronos Worldwide	n/a	(4)	n/a	2,000	(4)	*
Annette C. Simmons	882,876	(4)	*	404,391	(4)	*
	95,248,834	(4)	82.2%	42,068,076	(4)	86.4%

Thomas E. Barry	-0-	(4)	-0-	-0-	(4)	-0-
Norman S. Edelcup	-0-	(4)	-0-	-0-	(4)	-0-
W. Hayden McIlroy	-0-	(4)	-0-	-0-	(4)	-0-
Glenn R. Simmons	42,762	(4)(5)	*	5,500	(4)	*
Steven L. Watson	103,652	(4)	*	15,500	(4)	*
William J. Lindquist	-0-	(4)	-0-	-0-	(4)	-0-
Robert D. Graham	-0-	(4)	-0-	-0-	(4)	-0-
Bobby D. O’Brien	-0-	(4)	-0-	-0-	(4)	-0-
All our directors and executive officers as a group (14 persons)	95,395,774	(4)(5)	82.3%	42,089,576	(4)	86.5%

*           Less than 1%.

(1)	Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.

(2)	The percentages are based on 115,902,098 shares of Kronos Worldwide common stock outstanding as of the record date.

(3)	The percentages are based on 48,662,884 shares of NL common stock outstanding as of the record date.

(4)
See footnotes 2 and 4 to the Ownership of Valhi Table above for a description of certain relationships among the individuals, entities or groups appearing in this table.  All of our directors or executive officers who are also directors or executive officers of Contran or any of its affiliated entities disclaim beneficial ownership of the shares of Kronos Worldwide or NL common stock that such entities directly or indirectly own.

Other than the shares he holds directly, Harold C. Simmons disclaims beneficial ownership of any and all shares that his wife, Annette C. Simmons, directly or indirectly owns.  Mrs. Simmons disclaims beneficial ownership of all shares she does not own directly.

See footnote 4 to the Ownership of Valhi Table for additional disclosure regarding pledged shares and shares held in margin accounts.

(5)
The shares of Kronos Worldwide common stock shown as beneficially owned by Glenn R. Simmons include 11,600 shares his wife holds directly and 850 shares she holds in her retirement account, with respect to all of which shares he disclaims beneficial ownership

Ownership of CompX.  The following table and footnotes set forth the beneficial ownership, as of the record date, of the CompX class A and B common stock held by each of our directors, each named executive officer and all of our directors and executive officers as a group.  All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.

	CompX Class A Common Stock			CompX Class B Common Stock (1)			CompX Class A and Class B Common Stock Combined
Beneficial Owner	Amount and Nature of Beneficial Ownership (2)		Percent of Class (2)(3)	Amount and Nature of Beneficial Ownership (2)		Percent of Class (2)(3)	Percent of Class (2)(3)

Harold C. Simmons	359,065	(4)	15.0%	-0-	(4)	-0-	2.9%
NL Industries, Inc.	755,104	(4)	31.6%	10,000,000	(4)	100.0%	86.8%
Kronos Worldwide, Inc.	3,000	(4)	*	-0-	(4)	-0-	*
Annette C. Simmons	51,813	(4)	2.2%	-0-	(4)	-0-	*
	1,168,982	(4)	49.0%	10,000,000	(4)	100.0%	90.2%

Thomas E. Barry	-0-	(4)	-0-	-0-	(4)	-0-	-0-
Norman S. Edelcup	9,000	(4)	*	-0-	(4)	-0-	*
W. Hayden McIlroy	-0-	(4)	-0-	-0-	(4)	-0-	-0-
Glenn R. Simmons	24,553	(4)(5)(6)	1.0%	-0-	(4)	-0-	*
Steven L. Watson	15,000	(4)(5)	*	-0-	(4)	-0-	*
William J. Lindquist	-0-	(4)	-0-	-0-	(4)	-0-	-0-
Robert D. Graham	-0-	(4)	-0-	-0-	(4)	-0-	-0-
Bobby D. O’Brien	300	(4)	*	-0-	(4)	-0-	*
All our directors and executive officers as a group (14 persons)	1,218,035	(4)(5)(6)	51.0%	10,000,000	(4)	100.0%	90.6%

*           Less than 1%.

(1)
Each share of CompX class B common stock entitles the holder to one vote on all matters except the election of directors, on which each share is entitled to ten votes.  In certain instances, shares of CompX class B common stock are automatically convertible into shares of CompX class A common stock.

(2)
Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.  The number of shares and percentage of ownership for each individual or group assumes the exercise by such individual or group (exclusive of others) of stock options that such individual or group may exercise within 60 days subsequent to the record date.

(3)	The percentages are based on 2,386,107 shares of CompX class A common stock outstanding as of the record date and 10,000,000 shares of CompX class B common stock outstanding as of the record date.

(4)	NL directly holds approximately 86.8% of the combined voting power of the outstanding shares of CompX class A and B common stock (approximately 98.4% for the election of directors).

See footnotes 2 and 4 to the Ownership of Valhi Table above for a description of certain relationships among the individuals, entities or groups appearing in this table.  All of our directors or executive officers disclaim beneficial ownership of any shares of CompX class A or class B common stock that we or Kronos Worldwide directly or indirectly own.

NL has pledged 381,104 shares of CompX class A common stock as security.  Annette C. Simmons holds all of her 51,813 shares of CompX class A common stock, in a margin account at a brokerage firm.

Other than the shares he holds directly, Harold C. Simmons disclaims beneficial ownership of any and all shares that his wife, Annette C. Simmons, directly or indirectly owns.  Mrs. Simmons disclaims beneficial ownership of all shares she does not own directly.

(5)
The shares of CompX class A common stock shown as beneficially owned by such person or group include the following number of shares such person or group has the right to acquire upon the exercise of stock options that such person or group may exercise within 60 days subsequent to the record date:

Name of Beneficial Owner	Shares of CompX Class A Common Stock Issuable Upon the Exercise of Stock Options On or Before June 1, 2012

Glenn R. Simmons	1,200
Steven L. Watson	2,000

These stock options expire on May 14, 2012.

(6)
The shares of CompX class A common stock shown as beneficially owned by Glenn R. Simmons include 38 shares his wife holds in her retirement account, with respect to which he disclaims beneficial ownership.

PROPOSAL 1
ELECTION OF DIRECTORS

Our bylaws provide that the board of directors shall consist of one or more members as determined by our board of directors or stockholders.  The board of directors has currently set the number of directors at six and recommends the six director nominees named in this proxy statement for election at our 2012 annual stockholder meeting.  The directors elected at the meeting will hold office until our 2013 annual stockholder meeting and until their successors are duly elected and qualified or their earlier removal or resignation.

All of the nominees are currently members of our board of directors whose terms will expire at the 2012 annual meeting.  All of the nominees have agreed to serve if elected.  If any nominee is not available for election at the meeting, your shares will be voted FOR an alternate nominee to be selected by the board of directors, unless you withhold authority to vote for such unavailable nominee.  The board of directors believes that all of its nominees will be available for election at the meeting and will serve if elected.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES FOR DIRECTOR.

Nominees for Director.  All of our nominees have extensive senior management and policy-making experience.  Each of the nominees has served on our board of directors for at least eight years and is knowledgeable about our business.  Each of our independent directors is financially literate.  The board of directors considered each nominee’s specific business experiences described in the biographical information provided below in determining whether to nominate him for election as a director.

Thomas E. Barry, age 68, has served on our board of directors since 2000.  Dr. Barry is vice president for executive affairs at Southern Methodist University and has been a professor of marketing in the Edwin L. Cox School of Business at Southern Methodist University since prior to 2007.  Dr. Barry has also served as a director of Keystone and a member of its audit committee and management development and compensation committee since 2008.  He is a member of our audit committee and management development and compensation committee.

Dr. Barry has over 11 years of experience on our board of directors, audit committee and management development and compensation committee.  He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from a large, non-profit, private educational institution for which he currently serves and from another publicly held corporation affiliated with us for which he currently serves.

Norman S. Edelcup, age 76, has served on our or certain of our predecessors’ boards of directors since 1975.  Since 2003, he has served as mayor of Sunny Isles Beach, Florida.  He also has served as a trustee for the Baron Funds, a mutual fund group, since prior to 2007.  Since 2007, he has served as a director of Marquis Bank located in Coral Gables, Florida.  From 2001 to 2004, Mr. Edelcup served as senior vice president of Florida Savings Bancorp.  He served as senior vice president of Item Processing of America, Inc., a processing service bureau, from 1999 to 2000 and as chairman of the board from 1989 to 1998.  Mr. Edelcup is a certified public accountant and served as senior vice president and chief financial officer of Avatar Holdings, Inc. (formerly GAC Corporation), a real estate development firm, from 1976 to 1983; vice chairman of the board, senior vice president and chief financial officer of Keller Industries, Inc., a building products manufacturer, from 1968 to 1976; and as a senior accountant with Arthur Andersen & Co., a public accounting firm, from 1958 to 1962.  He has served as a director of CompX since prior to 2007 and is chairman of its audit committee.  He is chairman of our audit committee and management development and compensation committee.

Mr. Edelcup has over 36 years of experience on the board of directors of us or our predecessors and over 15 years on our audit committee and management development and compensation committee.  He also has senior executive, operating, corporate governance, finance and financial accounting experience as the mayor of a city for which he currently serves and from other publicly and privately held entities for which he currently serves or formerly served.

W. Hayden McIlroy, age 72, has served on our board of directors since 2003.  He is a private investor, primarily in real estate.  From 1975 to 1986, Mr. McIlroy was the owner and chief executive officer of McIlroy Bank and Trust in Fayetteville, Arkansas.  He also founded other businesses, primarily in the food and agricultural industries.  Mr. McIlroy is a member of our audit committee.

Mr. McIlroy has over eight years of experience on our board of directors, audit committee and management development and compensation committee.  He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from a privately held bank and other privately held entities for which he formerly served.

Glenn R. Simmons, age 84, has served on our or certain of our predecessors’ boards of directors since 1980.  Since prior to 2007, Mr. Simmons has been vice chairman of the board of us and Contran, chairman of the board of CompX and Keystone and on the board of directors of Kronos Worldwide, NL and TIMET since prior to 2007.  In 2004, Keystone filed a voluntary petition for reorganization under federal bankruptcy laws and emerged from the bankruptcy proceedings in 2005.  Mr. Simmons has been an executive officer or director of various companies related to us and Contran since 1969.  He is a member of our executive committee and a brother of Harold C. Simmons.

Mr. Simmons has a long and extensive experience with our business.  He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from other publicly and privately held entities affiliated with us for which he currently serves or formerly served.

Harold C. Simmons, age 80, has served on our or certain of our predecessors’ boards of directors since 1980.  Mr. Simmons has been chairman of the board of us, Contran and Kronos Worldwide and chairman of the board and chief executive officer of NL since prior to 2007.  Mr. Simmons served as chief executive officer of Kronos Worldwide from prior to 2007 to 2009.  He also has served as chairman of the board of TIMET since prior to 2007.  Mr. Simmons has been an executive officer or director of various companies related to us and Contran since 1961.  He serves as chairman of our executive committee and is a brother of Glenn R. Simmons.

Mr. Simmons has a long and extensive experience with our business.  He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from other publicly and privately held entities affiliated with us for which he currently serves or formerly served.

Steven L. Watson, age 61, has served on our board of directors since 1998.  Mr. Watson has been our chief executive officer since 2002 and our president since 1998.  He has served as Contran’s president and a director of Contran since prior to 2007.  He has also served as chief executive officer of Kronos Worldwide since 2009 and its vice chairman of the board since prior to 2007 and TIMET’s vice chairman of the board since prior to 2007 and its chief executive officer from prior to 2007 to 2009.  Since prior to 2007, Mr. Watson has served as a director of CompX, Keystone and NL.  Mr. Watson has served as an executive officer or director of various companies related to us and Contran since 1980.  Mr. Watson serves as a member of our executive committee.

Mr. Watson has a long and extensive experience with our business.  He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from other publicly and privately held entities affiliated with us for which he currently serves or formerly served.

EXECUTIVE OFFICERS

Set forth below is certain information relating to our executive officers.  Each executive officer serves at the pleasure of the board of directors.  Biographical information with respect to Harold C. Simmons, Glenn R. Simmons and Steven L. Watson is set forth under the Nominees for Director subsection above.

Name	Age	Position(s)
Harold C. Simmons	80	Chairman of the Board
Glenn R. Simmons	84	Vice Chairman of the Board
Steven L. Watson	61	President and Chief Executive Officer
William J. Lindquist	55	Senior Vice President
Robert D. Graham	56	Vice President
J. Mark Hollingsworth	60	Vice President and General Counsel
A. Andrew R. Louis	51	Vice President and Secretary
Kelly D. Luttmer	48	Vice President and Global Tax Director
Bobby D. O’Brien	54	Vice President and Chief Financial Officer
John A. St. Wrba	55	Vice President and Treasurer
Gregory M. Swalwell	55	Vice President and Controller

William J. Lindquist has served as our senior vice president since 1998.  Since prior to 2007, he has served as senior vice president and a director of Contran.  Since 2007, he has also served as the chief executive officer of WCS.  Mr. Lindquist has served as an executive officer or director of various companies related to us and Contran since 1980.

Robert D. Graham has served as our vice president since 2002.  Mr. Graham has also served as Kronos Worldwide’s executive vice president and general counsel since 2009 and its vice president and general counsel from prior to 2007 to 2009.  Since prior to 2007, he has served as vice president and general counsel of NL and vice president of Contran.  He has been executive vice president of TIMET since prior to 2007 and executive vice president of CompX since 2010.

J. Mark Hollingsworth has served as our vice president and general counsel since 1998.  Since prior to 2007, he has also served as Contran’s vice president and general counsel and CompX’s and Keystone’s general counsel.  He has served as vice president of CompX since 2007 and vice president of Keystone since 2009.  Mr. Hollingsworth has served as legal counsel of various companies related to us and Contran since 1983.

Kelly D. Luttmer has served as our vice president and tax global director since May 2011.  She served as our vice president and tax director from 2004 to May 2011.  She also has served as vice president and global tax director of CompX, Contran, Keystone, Kronos Worldwide, NL and TIMET since May 2011.  Previously, she served as vice president and tax director of CompX, Contran, Kronos Worldwide, NL and TIMET from prior to 2007 to May 2011 and of Keystone from 2010 to May 2011.  Ms. Luttmer has served in tax accounting positions with various companies related to us and Contran since 1989.

Bobby D. O’Brien has served as our vice president and chief financial officer since 2004.  He has also served as chief executive officer of TIMET since 2009, president of TIMET since 2007 and vice president and chief financial officer of Contran since prior to 2007.  In 2007 and prior years, he served as executive vice president and chief financial officer of TIMET.  Mr. O’Brien has served in financial and accounting positions with various companies related to us and Contran since 1988.

John A. St. Wrba has served as our vice president and treasurer since 2005.  Since prior to 2007, he has also served as vice president and treasurer of Contran, Kronos Worldwide, TIMET and NL.  He has served as vice president and treasurer of CompX since May 2011.

Gregory M. Swalwell has served as vice president and controller of us and Contran since 1998.  He has also served as Kronos Worldwide’s executive vice president and chief financial officer since 2009 and its vice president and chief financial officer from prior to 2007 to 2009.  Since prior to 2007, he has served as vice president, finance and chief financial officer of NL and vice president of TIMET.  Mr. Swalwell has served in financial and accounting positions with various companies related to us and Contran since 1988.

A. Andrew R. Louis has served as vice president and secretary of us, CompX, Kronos Worldwide and NL since May 2011.  He served as secretary of us, CompX, Kronos Worldwide and NL since prior to 2007 to 2011 and of Contran since 1998.  He served as secretary of TIMET from prior to 2007 to 2008.  Mr. Louis has served as legal counsel of various companies related to us and Contran since 1995.

CORPORATE GOVERNANCE

Controlled Company Status, Director Independence and Committees.  Because of VHC’s ownership of approximately 92.6% of the outstanding shares of our common stock, we are considered a controlled company under the listing standards of the NYSE.  Pursuant to the listing standards, a controlled company may choose not to have a majority of independent directors, independent compensation, nominations or corporate governance committees or charters for these committees.  We have chosen not to have a majority of independent directors or an independent nominations or corporate governance committee or charters for these committees.  Our board of directors believes that the full board of directors best represents the interests of all of our stockholders and that it is appropriate for all matters that would otherwise be considered by a nominations, corporate governance or risk oversight committee to be considered and acted upon by the full board of directors.  Applying the NYSE director independence standards without any additional categorical standards, our board of directors has determined that Thomas E. Barry, Norman S. Edelcup and W. Hayden McIlroy are independent and have no material relationship with us other than serving as our directors.  While the members of our management development and compensation committee currently satisfy the independence requirements of the NYSE, we have chosen not to satisfy all of the NYSE corporate governance standards for a compensation committee.

In determining that Dr. Barry has no material relationship with us other than serving as our director, the board of directors considered the following relationship:

•	in 2007, Harold C. and Annette C. Simmons made a commitment to donate $20 million to Southern Methodist University, of which Dr. Barry is a vice president;

•	pursuant to the commitment they contributed, or caused to be contributed, approximately $7.7 million in each of 2008 and 2009 and $5.0 million in 2010; and

•	$7.7 million is less than 2.0% of SMU’s consolidated gross revenues and SMU’s consolidated gross revenues net of scholarship allowances for each fiscal year in which they made a contribution to SMU.

2011 Meetings and Standing Committees of the Board of Directors.  The board of directors held four meetings in 2011.  Each director participated in at least 75% of such meetings and of the 2011 meetings of the committees on which he served at the time.  It is expected that each director will attend our annual meeting of stockholders, which is held immediately before the annual meeting of the board of directors.  All but one of our directors attended our 2011 annual stockholder meeting.

The board of directors has established and delegated authority to three standing committees, which are described below.  The board of directors is expected to elect the members of the standing committees at the board of directors annual meeting immediately following the annual stockholder meeting.  The board of directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.

Audit Committee.  Our audit committee assists with the board of directors’ oversight responsibilities relating to our financial accounting and reporting processes and auditing processes.  The purpose, authority, resources and responsibilities of our audit committee are more specifically set forth in its charter.  Applying the requirements of the NYSE corporate governance standards (without additional categorical standards) and SEC regulations, as applicable, the board of directors has determined that:

•	each member of our audit committee is independent, financially literate and has no material relationship with us other than serving as our director; and

•	Mr. Norman S. Edelcup is an “audit committee financial expert.”

No member of our audit committee serves on more than three public company audit committees.  For further information on the role of our audit committee, see the Audit Committee Report in this proxy statement.  The current members of our audit committee are Norman S. Edelcup (chairman), Thomas E. Barry and W. Hayden McIlroy.  Our audit committee held five meetings in 2011.

Management Development and Compensation Committee.  The principal responsibilities of our management development and compensation committee are:

•	to recommend to the board of directors whether or not to approve any proposed charge to us or any of our privately held subsidiaries pursuant to an ISA with a related party;

•	to review, approve, administer and grant awards under our equity compensation plans; and

•	to review and administer such other compensation matters as the board of directors may direct from time to time.

As discussed above, the board of directors has determined that each member of our management development and compensation committee is independent by applying the NYSE director independence standards (without additional categorical standards).  In certain instances under our 1997 Long-Term Incentive Plan, a plan allowing for grants of cash or equity performance awards, the management development and compensation committee may delegate its authority to administer this plan to certain individuals, which delegation authority the committee has not utilized.  With respect to the role of our executive officers in determining or recommending the amount or form of executive compensation, see the Compensation Discussion and Analysis section of this proxy statement.  With respect to director compensation, our executive officers make recommendations on such compensation directly to our board of directors for its consideration without involving the management development and compensation committee.  The current members of our management development and compensation committee are Norman S. Edelcup (chairman) and Thomas E. Barry.  Our management development and compensation committee held one meeting in 2011 and took action by written consent on one occasion.

Executive Committee. The principal responsibilities of the executive committee are to take such actions as are required to manage us, within the limits provided by Delaware statutes and the board of directors.  The current members of the executive committee are Harold C. Simmons (chairman), Glenn R. Simmons and Steven L. Watson.  The executive committee did not hold any meetings in 2011.

Risk Oversight.  Our board of directors oversees the actions we take in managing our material risks.  Our management is responsible for our day-to-day management of risk.  The board’s oversight of our material risks is undertaken through, among other things, various reports and assessments that management presents to the board and the related board discussions.  The board has delegated some of its primary risk oversight to our audit committee and management development and compensation committee.  Our audit committee annually receives management’s reports and assessments on, among other things, the risk of fraud, certain material business risks and a ranking of such material business risks and on our insurance program.  The audit committee also receives reports from our independent registered public accounting firm regarding, among other things, financial risks and the risk of fraud.  Our management development and compensation committee receives management’s assessments on the likelihood that our compensation policies and practices could have a material adverse effect on us, as more fully described in the Compensation Policies and Practices as They Relate to Risk Management section of this proxy statement.  The audit committee and management development and compensation committee report to the board of directors about their meetings. We believe the leadership structure of the board of directors is appropriate for our risk oversight.

Identifying and Evaluating Director Nominees.  Historically, our management has recommended director nominees to the board of directors.  As stated in our corporate governance guidelines:

•	our board of directors has no specific minimum qualifications for director nominees;

•
each nominee should possess the necessary business background, skills and expertise at the policy-making level and a willingness to devote the required time to the duties and responsibilities of membership on the board of directors; and

•
the board of directors believes that experience as our director is a valuable asset and that directors who have served on the board for an extended period of time are able to provide important insight into our operations and future.

In identifying, evaluating and determining our director nominees, the board of directors follows such corporate governance guidelines.  The board also considers the nominee’s ability to satisfy the need, if any, for required expertise on the board of directors or one of its committees.  While we do not have any policy regarding the diversity of our nominees, the board does consider the diversity in the background, skills and expertise at the policy making level of our director nominees, and as a result our board believes our director nominees do possess a diverse range of senior management experience that aids the board in fulfilling its responsibilities.  The board of directors believes its procedures for identifying and evaluating director nominees are appropriate for a controlled company under the NYSE corporate governance standards.

Leadership Structure of the Board of Directors and Independent Director Meetings.  As discussed before, Harold C. Simmons serves as our chairman of the board and Steven L. Watson serves as our chief executive officer.  Pursuant to our amended and restated corporate governance guidelines, our independent directors are entitled to meet on a regular basis throughout the year, and will meet at least once annually, without the participation of our other directors who are not independent.  While we do not have a lead independent director, the chairman of our audit committee presides at all of the meetings of our independent directors.  The board of directors believes our leadership structure is appropriate for a controlled company under the NYSE corporate governance standards.  The board of directors believes our leadership structure is appropriate because the board recognizes that while there is no single organizational structure that is ideal in all circumstances, the board believes that having different individuals serve as our chairman of the board and as our chief executive officer provides an appropriate breadth of experience and perspective that effectively facilitates the formulation of our long-term strategic direction and business plans.  In addition, the board of directors believes that since Harold C. Simmons and persons and entities related to him own, in the aggregate, a majority of our outstanding stock, his service as our chairman of the board is beneficial in providing strategic leadership for us since there is a commonality of interest that is closely aligned in building long-term stockholder value for all of our stockholders.  In 2011, we complied with the NYSE requirements for meetings of our independent directors.

Stockholder Proposals and Director Nominations for the 2013 Annual Meeting of Stockholders.  Stockholders may submit proposals on matters appropriate for stockholder action at our annual stockholder meetings, consistent with rules adopted by the SEC.  We must receive such proposals not later than December 12, 2012 to be considered for inclusion in the proxy statement and form of proxy card relating to our annual meeting of stockholders in 2013.  Our bylaws require that the proposal must set forth a brief description of the proposal, the name and address of the proposing stockholder as they appear in our records, the number of shares of our common stock the stockholder holds and any material interest the stockholder has in the proposal.

The board of directors will consider the director nominee recommendations of our stockholders in accordance with the process discussed above.  Our bylaws require that a nomination set forth the name and address of the nominating stockholder, a representation that the stockholder will be a stockholder of record entitled to vote at the annual stockholder meeting and intends to appear in person or by proxy at the meeting to nominate the nominee, a description of all arrangements or understandings between the stockholder and the nominee (or other persons pursuant to which the nomination is to be made), such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and the consent of the nominee to serve as a director if elected.

For proposals or director nominations to be brought at the 2013 annual meeting of stockholders but not included in the proxy statement for such meeting, our bylaws require that the proposal or nomination must be delivered or mailed to our principal executive offices in most cases no later than February 25, 2013.  Proposals and nominations should be addressed to our corporate secretary at Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697.

Communications with Directors.  Stockholders and other interested parties who wish to communicate with the board of directors or its independent directors may do so through the following procedures.  Such communications not involving complaints or concerns regarding accounting, internal accounting controls and auditing matters related to us may be sent to the attention of our corporate secretary at Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697.  Provided that any such communication relates to our business or affairs and is within the function of our board of directors or its committees, and does not relate to insignificant or inappropriate matters, such communication, or a summary of such communication, will be forwarded to the chairman of our audit committee, who also serves as the presiding director of our independent director meetings.

Complaints or concerns regarding accounting, internal accounting controls and auditing matters, which may be made anonymously, should be sent to the attention of our general counsel with a copy to our chief financial officer at the same address as our corporate secretary.  These complaints or concerns will be forwarded to the chairman of our audit committee.  We will investigate and keep these complaints or concerns confidential and anonymous, to the extent feasible, subject to applicable law.  Information contained in such a complaint or concern may be summarized, abstracted and aggregated for purposes of analysis and investigation.

Compensation Committee Interlocks and Insider Participation.  As discussed above, for 2011 the management development and compensation committee was composed of Norman S. Edelcup and Thomas E. Barry.  No member of the committee:

•	was an officer or employee of ours during 2011 or any prior year;

•	had any related party relationships with us that requires disclosure under applicable SEC rules; or

•	had any interlock relationships under applicable SEC rules.

For 2011, no executive officer of ours had any interlock relationships within the scope of the intent of applicable SEC rules.  However, our chairman of the board, vice chairman of the board and president are on the board of directors of Contran and Contran employs each of them, and each serves as one of our directors.

Code of Business Conduct and Ethics.  We have adopted a code of business conduct and ethics.  The code applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller.  Only the board of directors may amend the code.  Only our audit committee or other committee of the board of directors with specifically delegated authority may grant a waiver of this code.  We will disclose amendments to or waivers of the code as required by law and the applicable rules of the NYSE.  In February 2012, our board of directors made non-substantive amendments to the code.

Corporate Governance Guidelines.  We have adopted corporate governance guidelines to assist the board of directors in exercising its responsibilities.  Among other things, the corporate governance guidelines provide for director qualifications, for independence standards and responsibilities, for approval procedures for ISAs and that our audit committee chairman preside at all meetings of the independent directors.

Availability of Corporate Governance Documents.  A copy of each of our audit committee charter, code of business conduct and ethics and corporate governance guidelines is available on our website at www.valhi.net under the corporate governance section.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
AND OTHER INFORMATION

Compensation Discussion and Analysis.  This compensation discussion and analysis describes the key principles and factors underlying our executive compensation policies for our named executive officers.  For the last three years, all of our named executive officers were employed and compensated directly by, and also served as executive officers of, Contran.  For each of these years, we paid Contran fees to receive, among other things, the services of our named executive officers pursuant to certain ISAs between Contran and us or our privately held subsidiaries, which fees were approved in the aggregate by our independent directors after receiving the recommendation of our management development and compensation committee and the concurrence of our chief financial officer.  As a result, a portion of the aggregate ISA fees we and our privately held subsidiaries paid to Contran was paid for services provided to us and our privately held subsidiaries by our named executive officers.  The nature of the duties of each of our named executive officers is consistent with the duties normally associated with the officer titles and positions such officer holds with us.  Pursuant to certain other ISAs, each of CompX, Kronos Worldwide and NL also paid fees to Contran for, among other things, the services our named executive officers provided to those companies, which fees were approved by the independent directors of those companies.  Additionally, we, CompX, Kronos Worldwide and NL each paid director fees in the form of cash and stock compensation to certain of our named executive officers who served on our or their board of directors.  Other than these director fees, we did not pay any compensation directly to our named executive officers.

As defined in the Glossary of Terms at the beginning of this proxy statement, the phrase “named executive officers” refers to the five persons whose compensation is summarized in the 2011 Summary Compensation Table in this proxy statement.  Such phrase does not refer to all of our executive officers.

Nonbinding Advisory Stockholder Vote on Executive Officer Compensation.  For the 2011 annual meeting of stockholders, we submitted a nonbinding advisory proposal recommending the stockholders adopt a resolution approving the compensation of our named executive officers as disclosed in the 2011 proxy statement.  At the annual meeting, the resolution received the affirmative vote of 97.2% of the eligible votes.  We considered the favorable result and determined not to make any material changes to our compensation practices.

Intercorporate Services Agreements.  The charges under these ISAs reimburse Contran for its cost of employing the personnel who provide the services by allocating such cost to us based on the estimated percentage of time such personnel were expected to devote to us over the year.  The amount of the fee we paid for each year under these ISAs for a person who provided services to us represents, in management’s view, the reasonable equivalent of “compensation” for such services.  See the Intercorporate Services Agreements part of the Certain Relationships and Transactions section of this proxy statement for the aggregate amount we paid to Contran in 2011 under these ISAs.  Under the various ISAs among Contran and its subsidiaries and affiliates, we share the cost of the employment of our named executive officers with Contran and certain of its other publicly and privately held subsidiaries.  For our named executive officers, the portion of the annual charge we paid for each of the last three years to Contran under these ISAs attributable to each of their services is set forth in footnote 2 to the 2011 Summary Compensation Table in this proxy statement.  Footnotes 2 and 3 also set forth the cash fees and stock compensation we, Kronos Worldwide and NL paid to Mr. Harold Simmons and we, CompX, Kronos Worldwide and NL paid to Mr. Watson for each of their director services.  The amount charged under these ISAs and the cash director fees are not dependent upon our financial performance.  As discussed further below, the amounts charged under the ISAs are dependent upon Contran’s cost of employing or engaging the personnel who provide the services to us (including the services of our named executive officers) by allocating such cost to us based on the estimated percentage of time such personnel were expected to devote to us over the year.  See the Director Compensation and the 2011 Grants of Plan-Based Awards sections in this proxy statement for a discussion of our director fees and the formulas by which they are determined.

We believe the cost of the services received under our ISAs with Contran, after considering the quality of the services received, is fair to us and is no less favorable to us than we could otherwise obtain from an unrelated third party for comparable services, based solely on our collective business judgment and experience without performing any independent market research.

In the early part of each year, Contran’s management, including certain of our named executive officers, estimates the percentage of time that each Contran employee, including our named executive officers, is expected to devote in the upcoming year to Contran and its subsidiaries and affiliates, including us.  Contran’s management then allocates Contran’s cost of employing each of its employees among Contran and its various subsidiaries and affiliates based on such estimated percentages.  Contran’s aggregate cost of employing each of its employees comprises:

•	the annualized base salary of such employee at the beginning of the year;

•
an estimate of the bonus Contran will pay or accrue for such employee (other than bonuses for specific matters) for the year, using as a reasonable approximation for such bonus the actual bonus that Contran paid or accrued for such employee in the prior year; and

•
Contran’s portion of the social security and medicare taxes on such base salary and an estimated overhead factor (24% for each of 2011 and 2010 as compared to 17% for 2009) applied to the base salary for the cost of medical and life insurance benefits, unemployment taxes, disability insurance, defined benefit and defined contribution plan benefits, professional education and licensing and costs of providing an office, equipment and supplies related to providing such services.

The overhead factor increased in 2010 as compared to 2009 primarily as a result of increased defined benefit pension plan costs resulting principally from changes in the funded status of Contran’s defined benefit plan due to the negative overall impact of the global economic recession on the return on assets held by the plan.  Contran’s senior management subsequently made such adjustments to the details of the proposed ISA charges as they deemed necessary for accuracy, overall reasonableness and fairness to each company.

In the first quarter of each year, the proposed charges for that year under the ISAs with us and our privately held subsidiaries were presented to our management development and compensation committee, and the committee considered whether to recommend that our board of directors approve the aggregate charge under these ISAs.  Among other things during such presentation, the committee was informed of:

•	the quality of the services Contran provides to us and our privately held subsidiaries, including the quality of the services our executive officers provide to us;

•	the $1.0 million charge to us and our privately held subsidiaries for the services of Harold C. Simmons as our chairman of the board;

•	the comparison of the ISA charge and number of full-time equivalent employees reflected in the charge by department for the prior year and proposed for the current year;

•
the comparison of the prior year and proposed current year charges by department and in total and such amounts as a percentage of Contran’s similarly calculated costs for its departments and in total for those years;

•	the comparison of the prior year and proposed current year average hourly rate; and

•	the concurrence of our chief financial officer as to the reasonableness of the proposed charge.

In determining whether to recommend that the board of directors approve the proposed aggregate ISA fee to be charged to us and our privately held subsidiaries, the management development and compensation committee considers the three elements of Contran’s cost of employing the personnel who provide services to us, including the cost of employing our named executive officers, in the aggregate and not individually.  After considering the information contained in such presentations, and following further discussion and review, our management development and compensation committee recommended that our board of directors approve the proposed aggregate ISA fee after concluding that:

•
the cost to employ the personnel necessary to provide the quality of the services provided by Contran would exceed the proposed aggregate fee to be charged by Contran under the ISAs with us and our privately held subsidiaries; and

•	the cost for such services would be no less favorable than could otherwise be obtained from an unrelated third party for comparable services.

In reaching its recommendation, our management development and compensation committee did not review:

•
any ISA charge from Contran to any other publicly held sister or subsidiary company, although such charge was separately reviewed by the management development and compensation committee of the applicable company; and

•	the compensation policies of Contran or the amount of time our named executive officers are expected to devote to us because:

o	each of our named executive officers provides services to many companies related to Contran, including Contran itself;

o	the fee we pay to Contran under the ISAs with us and our privately held subsidiaries each year does not represent all of Contran’s cost of employing each of our named executive officers;

o	Contran and these other companies related to Contran absorb the remaining amount of Contran’s cost of employing each of our named executive officers; and

o
the members of our management development and compensation committee consider the other factors discussed above in determining whether to recommend that the proposed ISA fee for each year be approved by the full board of directors.

Based on the recommendation of our management development and compensation committee as well as the concurrence of our chief financial officer, our independent directors approved the proposed aggregate annual ISA charge under the ISAs with us and our privately held subsidiaries effective January 1, 2011, with our other directors abstaining.

For financial reporting and income tax purposes, the ISA fees are expensed as incurred on a quarterly basis.  Contran has implemented a limit of $1.0 million on any individual’s charge to a publicly held company in order to enhance the deductibility by the company of the charge for tax purposes under Section 162(m) of the Internal Revenue Code of 1986, if such section were to be deemed applicable.  Section 162(m) generally disallows a tax deduction to publicly held companies for non-performance based compensation over $1.0 million paid to the company’s chief executive officer and four other most highly compensated executive officers.  Because of this policy, the portion of the aggregate ISA fee we, NL, Kronos and CompX each paid to Contran in each of the last three years that was attributable to the services of Harold C. Simmons was limited to such $1.0 million amount.

Equity-Based Compensation.  Prior to 2009, we decided to forego the grant of any equity compensation other than the annual awards of stock to our directors as a portion of their annual retainers.  We also do not have any security ownership requirements or guidelines for our management or directors.  We do not currently anticipate any equity-based compensation will be granted in 2012, other than the annual grants of stock to our directors.  See the Director Compensation and the 2011 Grant of Plan-Based Awards sections in this proxy statement for a discussion of these annual grants and the method by which the amount of such stock awards are determined.  The dollar amount of stock awards appearing in the 2011 Summary Compensation Table represents the value recognized for financial statement reporting purposes of shares of common stock that we, Kronos Worldwide and NL each granted to Messrs. Harold Simmons and Watson, and shares of class A common stock that CompX granted to Mr. Watson, in the last three years for director services.

Deductibility of Compensation.  It is our general policy to structure the performance-based portion of the compensation of our executive officers, if any, in a manner that enhances our ability to deduct fully such compensation under Section 162(m) of the Internal Revenue Code.

Compensation Committee Report.  The management development and compensation committee has reviewed with management the Compensation Discussion and Analysis section in this proxy statement.  Based on the committee’s review and a discussion with management, the committee recommended to the board of directors that our compensation discussion and analysis be included in this proxy statement.

The following individuals, in the capacities indicated, hereby submit the foregoing report.

Norman S. Edelcup Chairman of our Management Development and Compensation Committee	Thomas E. Barry Member of our Management Development and Compensation Committee

Summary of Cash and Certain Other Compensation of Executive Officers.  The 2011 Summary Compensation Table below provides information concerning compensation we and our subsidiaries paid or accrued for services rendered during the last three years by our chief executive officer, chief financial officer and each of the three other most highly compensated individuals (based on ISA charges to us and our subsidiaries) who were our executive officers at December 31, 2011.  All of our named executive officers were employees of Contran for the last three years and provided their services to us and our subsidiaries pursuant to ISAs with Contran.  For a discussion of these ISAs, see the Intercorporate Services Agreements part of the Certain Relationships and Transactions section of this proxy statement.

2011 SUMMARY COMPENSATION TABLE (1)

Name and Principal Position	Year	Salary		Stock Awards		Total

Harold C. Simmons	2011	$4,064,500	(2)	$65,560	(3)	$4,130,060
Chairman of the Board	2010	4,047,000	(2)	28,490	(3)	4,075,490
	2009	4,047,000	(2)	21,920	(3)	4,068,920

Steven L. Watson	2011	2,303,300	(2)	79,010	(3)	2,382,310
President and Chief Executive Officer	2010	2,291,800	(2)	39,380	(3)	2,331,180
	2009	1,855,300	(2)	30,995	(3)	1,886,295

William J. Lindquist	2011	1,113,600	(2)	-0-		1,113,600
Senior Vice President	2010	1,761,200	(2)	-0-		1,761,200
	2009	1,281,000	(2)	-0-		1,281,000

Robert D. Graham	2011	1,344,400	(2)	-0-		1,344,400
Vice President	2010	1,340,700	(2)	-0-		1,340,700
	2009	1,295,200	(2)	-0-		1,295,200

Bobby D. O’Brien	2011	1,058,400	(2)	-0-		1,058,400
Vice President and Chief Financial Officer	2010	882,700	(2)	-0-		882,700
	2009	950,200	(2)	-0-		950,200

(1)	Certain non-applicable columns have been omitted from this table.

(2)
The amounts shown in the 2011 Summary Compensation Table as salary for each named executive officer include the portion of the fees we and our subsidiaries paid to Contran pursuant to certain ISAs with respect to the services such officer rendered to us and our subsidiaries.  The ISA charges disclosed for Contran employees who perform executive officer services to us and our subsidiaries are based on various factors described in the Compensation Discussion and Analysis section of this proxy statement.  Our management development and compensation committee considers the factors described in the Compensation Discussion and Analysis section of this proxy statement in determining whether to recommend that our board of directors approve the proposed aggregate ISA fees from Contran to us and our privately held subsidiaries.  As discussed in the Compensation Discussion and Analysis section of this proxy statement, our management development and compensation committee does not consider any ISA charge from Contran to any other publicly held sister company or subsidiary of ours, although such charge is separately reviewed by the management development and compensation committee of the applicable company.  The amounts shown in the table as salary for each of Messrs. Simmons and Watson also includes director cash compensation paid to him by us and our subsidiaries.  The components of salary shown in the 2011 Summary Compensation Table for each of our named executive officers are as follows.

	2009		2010		2011

Harold C. Simmons
ISA Fees:
CompX	$1,000,000		$1,000,000		$ 1,000,000
Kronos Worldwide	1,000,000		1,000,000		1,000,000
NL	1,000,000		1,000,000		1,000,000
Valhi	1,000,000		1,000,000		1,000,000
Director Fees Earned or Paid in Cash:
Kronos Worldwide	23,000		24,000		25,500
NL	24,000		23,000		24,500
Valhi	-0-		-0-		14,500
	$ 4,047,000		$ 4,047,000		$ 4,064,500

Steven L. Watson
ISA Fees:
CompX	$ 81,100		$ 84,500		$ 84,500
Kronos Worldwide	670,000	(a)	993,500	(a)	980,000	(a)
NL	416,900	(b)	468,000	(b)	468,000	(b)
Valhi	616,300	(c)	675,800	(c)	675,800	(c)
Director Fees Earned or Paid in Cash:
CompX	24,000		23,000		26,500
Kronos Worldwide	23,000		23,000		26,500
NL	24,000		24,000		26,500
Valhi	-0-		-0-		15,500
	$ 1,855,300		$ 2,291,800		$ 2,303,300

William J. Lindquist
ISA Fees:
CompX	$ 24,400		$ 21,300		$ 25,600
Kronos Worldwide	61,000		74,700	(a)	89,600	(a)
NL	24,400		-0-		-0-
Valhi	1,171,200	(c)	1,665,200	(c)	998,400	(c)
	$ 1,281,000		$ 1,761,200		$ 1,113,600

Robert D. Graham
ISA Fees:
CompX	$ 97,400		$ 90,600		$ 81,000
Kronos Worldwide	457,700	(a)	425,700	(a)	631,700	(a)
NL	486,900		552,600	(b)	421,100	(b)
Valhi	253,200	(c)	271,800	(c)	210,600	(c)
	$ 1,295,200		$ 1,340,700		$ 1,344,400

Bobby D. O’Brien
ISA Fees:
CompX	$ 58,700		$ 51,300		$ 61,500
Kronos Worldwide	88,000		77,000		92,300
NL	269,800	(b)	236,100	(b)	283,100	(b)
Valhi	533,700	(c)	518,300	(c)	621,500	(c)
	$ 950,200		$ 882,700		$ 1,058,400

(a)	Includes amounts allocated to Kronos International, Inc., a wholly owned subsidiary of Kronos Worldwide, under the ISA between Contran and Kronos Worldwide.

(b)	Includes amounts allocated to EWI, a wholly owned subsidiary of NL, under the ISA between Contran and NL.

(c)	Includes amounts Contran charged pursuant to ISAs to Medite Corporation, Tall Pines, Tremont or WCS, each a privately held subsidiary of ours.

(3)
Stock awards to these named executive officers in the last three years consisted of shares of CompX, Kronos Worldwide, NL or Valhi common stock these companies granted to Messrs. Simmons and Watson for their services as directors of those companies.  See the 2011 Grants of Plan-Based Awards Table below for more details regarding the 2011 grants.  The stock awards consisted of the following:

Shares of Common Stock	Date of Grant	Closing Price on Date of Grant	Grant Date Value of Shares of Common Stock

Harold C. Simmons
1,000 shares of Kronos Worldwide common stock	May 12, 2011	$27.385	$27,385
1,000 shares of NL common stock	May 18, 2011	$16.500	16,500
500 shares of Valhi common stock	May 26, 2011	$43.350	21,675
			$65,560

2,000 shares of Kronos Worldwide common stock	May 13, 2010	$8.890	$17,780
1,500 shares of NL common stock	May 19, 2010	$7.140	10,710
			$28,490

3,000 shares of Kronos Worldwide common stock	May 14, 2009	$3.960	$11,880
1,000 shares of NL common stock	May 12, 2009	$10.040	10,040
			$21,920

Steven L. Watson
1,000 shares of CompX class A common stock	May 25, 2011	$13.450	$13,450
1,000 shares of Kronos Worldwide common stock	May 12, 2011	$27.385	27,385
1,000 shares of NL common stock	May 18, 2011	$16.500	16,500
500 shares of Valhi common stock	May 26, 2011	$43.350	21,675
			$79,010

1,000 shares of CompX class A common stock	May 26, 2010	$10.890	$10,890
2,000 shares of Kronos Worldwide common stock	May 13, 2010	$8.890	17,780
1,500 shares of NL common stock	May 19, 2010	$7.140	10,710
			$39,380

1,500 shares of CompX class A common stock	May 27, 2009	$6.050	$ 9,075
3,000 shares of Kronos Worldwide common stock	May 14, 2009	$3.960	11,880
1,000 shares of NL common stock	May 12, 2009	$10.040	10,040
			$30,995

The Kronos Worldwide common stock share amounts and closing prices per share have been adjusted to give effect to Kronos Worldwide’s 2-for-1 common stock split distributed in the form of a dividend on May 20, 2011.  We valued these stock awards at the closing price of a share of the common stock on the date of grant, consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718.

2011 Grants of Plan-Based Awards.  The following table sets forth details of the stock awards we and certain of our subsidiaries granted to certain of our named executive officers in 2011 for their services as directors of each corporation.  No other named executive officer received any plan-based awards from us or our subsidiaries in 2011.

2011 GRANTS OF PLAN-BASED AWARDS (1)

Name	Grant Date	Date of Approval (2)	All Other Stock Awards: Number of Shares of Stock or Units (#) (2)(3)	Grant Date Fair Value of Stock and Option Awards (2)(3)

Harold C. Simmons
Kronos Worldwide common stock (4)	May 12, 2011	January 1, 2004	1,000	$27,385
NL common stock (5)	May 18, 2011	January 1, 2004	1,000	16,500
Valhi common stock (6)	May 26, 2011	May 25, 2011	500	21,675
				$65,560

Steven L. Watson
CompX common stock (7)	May 25, 2011	May 19, 2003	1,000	$13,450
Kronos Worldwide common stock (4)	May 12, 2011	January 1, 2004	1,000	27,385
NL common stock (5)	May 18, 2011	January 1, 2004	1,000	16,500
Valhi common stock (6)	May 26, 2011	May 25, 2011	500	21,675
				$79,010

(1)	Certain non-applicable columns have been omitted from this table.

(2)
As preapproved by the respective management development and compensation committees of each of CompX, Kronos Worldwide and NL, each director elected on the day of each such issuer’s annual stockholder meeting (other than CompX’s chief executive officer) receives a grant of shares of such issuer’s common stock as determined by the following formula based on the closing price of a share of the common stock on the date of such meeting.

Range of Closing Price Per Share on the Date of Grant	Shares of Common Stock to Be Granted

Under $5.00	2,000
$5.00 to $9.99	1,500
$10.00 to $20.00	1,000
Over $20.00	500

Prior to May 25, 2011, as preapproved by our management development and compensation committee, on the day of each annual stockholder meeting each of our nonemployee directors (Dr. Barry and Messrs. Edelcup and McIlroy) elected on that date received a grant of shares of our common stock based on the same formula.  Effective May 25, 2011, our management development and compensation committee expanded the recipients of the stock awards to all of our directors pursuant to the same formula.  Accordingly, all of our directors received such stock awards in 2011 pursuant to the formula, including Messrs. Harold C. Simmons, Glenn R. Simmons and Steven L. Watson.

All of these shares are fully vested and tradable immediately on their date of grant, other than restrictions under applicable securities laws.  For the purposes of this table, we valued these stock awards at the closing price per share of the common stock on their date of grant, consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718.  The closing prices were:

Common Stock	Date of Grant	Closing Price on Date of Grant

CompX class A common stock	May 25, 2011	$13.450
Kronos Worldwide common stock	May 12, 2011	$27.385
NL common stock	May 18, 2011	$16.500
Valhi common stock	May 26, 2011	$43.350

(3)
As already disclosed, the number of shares of Kronos Worldwide commons stock granted and the closing price on the date of grant have been adjusted to give effect to Kronos Worldwide’s 2-for-1 common stock split distributed in the form of a dividend on May 20, 2011.

(4)	Granted by Kronos Worldwide pursuant to its 2003 Long-Term Incentive Plan.

(5)	Granted by NL pursuant to its 1998 Long-Term Incentive Plan.

(6)	Granted by Valhi pursuant to its 1997 Long-Term Incentive Plan.

(7)	Granted by CompX pursuant to its 1997 Long-Term Incentive Plan.

Outstanding Equity Awards at December 31, 2011.  The following table provides information with respect to the outstanding stock options to purchase shares of our common stock or common stock of our subsidiaries and held by our named executive officers as of December 31, 2011.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011 (1)

	Option Awards
Name	Number of Shares Underlying Unexercised Options at December 31, 2011 (#)		Option Exercise Price	Option Expiration Date
	Exercisable	Unexercisable

Steven L. Watson
CompX Stock Options (2)	2,000	-0-	$14.30	05/14/12

(1)	Certain non-applicable columns have been omitted from this table.

(2)
CompX granted these stock options to Mr. Watson for his director services.  These stock options are exercisable for shares of CompX class A common stock and vested at a rate of 20% on each of the first five anniversary dates of the date of grant of the stock option, which date of grant was the tenth anniversary prior to the expiration date of the stock option.

Option Exercises and Stock Vested.  During 2011, no named executive officer exercised any stock options or held any stock subject to vesting restrictions.  For stock awards granted to Messrs. Harold Simmons and Watson in 2011 that had no vesting restrictions, see the 2011 Grants of Plan-Based Awards Table above.

Pension Benefits.  We do not have any defined benefit pension plans in which our named executive officers participate.

Nonqualified Deferred Compensation.  We do not owe any nonqualified deferred compensation to our named executive officers.

Director Compensation.  Our directors are entitled to receive compensation for their services as directors.  Effective May 26, 2011, our board of directors increased the annual retainers paid to our directors and committee members and authorized the payment of such fees to all of our directors.  Prior to May 26, 2011, only or nonemployee directors (Dr. Barry and Messrs. Edelcup and McIlroy) received such fees.  The table below reflects the annual rates of the retainers for 2011 before and after May 26, 2011 and the aggregate amount paid during 2011 at such annual rates.  Since the retainers are paid on or around the first of each quarter, the higher quarterly retainers were first paid on or around July 1, 2011.

	2011 First Six-Month Director Retainers		2011 Second Six-Month Director Retainers
	Annual Rate	Paid	Annual Rate	Paid

Each director	$20,000	$10,000	$25,000	$12,500

Chairman of our audit committee and any member of our audit committee whom the board identified as an “audit committee financial expert” (provided that if one person served in both capacities only one such retainer was paid)	$20,000	$10,000	$30,000	$15,000

Other members of our audit committee	$10,000	$5,000	$15,000	$7,500

Members of our other committees	$2,000	$1,000	$5,000	$2,500

Additionally, our directors receive a fee of $1,000 per day for attendance at meetings of the board of directors or its committees and at an hourly rate (not to exceed $1,000 per day) for other services rendered on behalf of our board of directors or its committees.  If a director dies while serving on our board of directors, his designated beneficiary or estate will be entitled to receive a death benefit equal to the annual retainer then in effect.  We reimburse our directors for reasonable expenses incurred in attending meetings and in the performance of other services rendered on behalf of our board of directors or its committees.

Prior to May 25, 2011, as preapproved by our management development and compensation committee, on the day of each annual stockholder meeting each of our nonemployee directors (Dr. Barry and Messrs. Edelcup and McIlroy) elected on that date received a grant of shares of our common stock as determined by the closing price of a share of our common stock on the date of such meeting pursuant to the formula set forth in footnote 2 of the 2011 Grants of Plan-Based Awards Table in this proxy statement.  Effective May 25, 2011, our management development and compensation committee expanded the recipients of the stock awards to all of our directors pursuant to the same formula.  Accordingly, all of our directors received such stock awards in 2011.

The following table provides information with respect to compensation certain of our directors earned for their 2011 director services provided to us.

2011 DIRECTOR COMPENSATION (1)

Name	Fees Earned or Paid in Cash (2)		Stock Awards (3)		All Other Compensation		Total

Thomas E. Barry	$44,500		$21,675		$ -0-		$66,175
Norman S. Edelcup	57,000	(4)	21,675	(4)	-0-		78,675	(4)
W. Hayden McIlroy	41,000		21,675		-0-		62,675
Glenn R. Simmons (5)	15,500	(6)	21,675	(6)	247,200	(6)	284,375	(6)
J. Walter Tucker, Jr. (7)	14,000		21,675		-0-		35,675

(1)
Certain non-applicable columns have been omitted from this table.  For compensation certain of our named executive officers earned for serving as directors of us and our subsidiaries, see the 2011 Summary Compensation Table in this proxy statement.

(2)	Represents cash retainers and meeting fees the director earned for director services he provided to us in 2011.

(3)
Represents the value of 500 shares of our common stock we granted to each of these directors on May 26, 2011.  For the purposes of this table, we valued these stock awards at the closing price per share of such shares on their date of grant of $43.35 consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(4)
In addition to the director compensation disclosed in the table that we paid him directly, Mr. Edelcup also receives compensation from CompX for his services as a director of CompX.  For 2011, Mr. Edelcup earned the following for his 2011 CompX director services:

Name	Fees Earned or Paid in Cash (a)	Stock Awards (b)	Total

Norman S. Edelcup	$57,000	$13,450	$70,450

(a)	Represents retainers and meeting fees Mr. Edelcup received or earned for his 2011 CompX director services.

(b)
Represents the value of 1,000 shares of CompX class A common stock CompX granted to Mr. Edelcup on May 25, 2011.  For the purposes of this table, this stock award was valued at the closing price per share of such shares on their date of grant consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(5)
As of December 31, 2011, Mr. Glenn Simmons held stock options exercisable for 1,200 shares of CompX class A common stock, which stock options were granted for director services rendered to CompX.  These stock options expire May 14, 2012.

(6)
The amount shown in the table as all other compensation for Mr. Glenn Simmons represents the portion of the 2011 fees we and our privately held subsidiaries paid pursuant to ISAs with Contran for his nondirector services.

In addition to such all other compensation disclosed in the table, CompX, Kronos Worldwide and NL also paid Mr. Glenn Simmons for his director services he provided to these corporations and CompX and NL paid 2011 ISA fees to Contran a portion of which was attributable to his nondirector services.  For 2011, the amounts he earned from these corporations for his director services and the amounts of the ISA fees these corporations paid Contran that were attributable to his nondirector services are as follows:

Payor	Fees Earned or Paid in Cash (a)	Stock Awards (b)	All Other Compensation (c)	Total

CompX	$26,500	$13,450	$28,600	$68,550
Kronos Worldwide	26,500	27,385	-0-	53,885
NL	26,500	16,500	17,100	60,100
	$79,500	$57,335	$45,700	$182,535

(a)	Represents retainers and meeting fees received or earned for 2011 director services.

(b)
For the purposes of this table, these stock awards comprised the following number of shares and were valued at the following closing prices per share of such shares on their respective dates of grant, consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718:

Common Stock	Shares Granted	Date of Grant	Closing Price on Date of Grant	Dollar Value of Stock Award

CompX class A common stock	1,000	May 25, 2011	$13.450	$13,450
Kronos Worldwide common stock	1,000	May 12, 2011	$27.385	$27,385
NL common stock	1,000	May 18, 2011	$16.500	$16,500

The 2011 Kronos Worldwide common stock share amount and closing price per share have been adjusted to give effect to Kronos Worldwide’s 2-for-1 common stock split distributed in the form of a dividend on May 20, 2011.

In 2011, Mr. Glenn Simmons also exercised a stock option to purchase 800 shares of CompX class A common stock and realized $1,992 upon such exercise.  CompX granted this stock option for his CompX director services.  The value realized is based on the difference between the closing sale price per share of the underlying CompX class A common stock on the day of the exercise and the exercise price per share.

(c)
Represents the respective portions of the CompX and NL 2011 ISA fees paid to Contran under their ISAs attributable to the nondirector services of Mr. Glenn Simmons.  The NL fee comprises an amount allocated to EWI, a wholly owned subsidiary of NL.

(7)	Mr. Tucker resigned as one of our directors on July 26, 2011.

Compensation Policies and Practices as They Relate to Risk Management.  We believe that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.  In reaching this conclusion, we considered the following:

•
other than stock grants to directors, we do not grant equity awards to our employees, officers or other persons who provide services to us under the ISAs between Contran and us, which mitigates taking excessive or inappropriate risk for short-term gain that might be rewarded by equity compensation;

•
certain senior employees of CompX and Kronos Worldwide are eligible to receive incentive bonus payments that are determined on a discretionary basis and do not guarantee the employee a particular level of bonus based on the achievement of a specified performance or financial target, which also mitigates taking excessive or inappropriate risk for short-term gain;

•
certain key employees of CompX and Kronos Worldwide are eligible to receive bonuses determined in part on the achievement of specified performance or financial targets based on the respective business plan for the year (with respect to CompX) or on the achievement of specified performance or financial targets (with respect to Kronos Worldwide), but the chance of such employees undertaking actions with excessive or inappropriate risk for short-term gain in order to achieve such bonuses is mitigated because:

o
the senior officers employed by CompX or Kronos Worldwide who are responsible for setting the specified performance or financial targets or establishing and executing such business plan are not eligible to receive such bonuses based on the business plan, but instead are only eligible for the discretionary-based bonuses described above; and

o	there exist ceilings for these bonuses regardless of the actual level of financial performance achieved;

•
our officers and other persons who provide services to us under the ISAs do not receive compensation from us directly and are employed by Contran, one of our parent corporations, which aligns such officers and persons with the long-term interests of our stockholders;

•	since we are a controlled company, as previously discussed, management has a strong incentive to understand and perform in the long-term interests of our stockholders; and

•
our experience is that our employees are appropriately motivated by our compensation policies and practices to achieve profits and other business objectives in compliance with our oversight of material short and long-term risks.

For a discussion of our compensation policies and practices for our executive officers, please see the Compensation Discussion and Analysis section of this proxy statement.

Compensation Consultants.  Neither our board of directors, management development and compensation committee nor management has engaged any compensation consultants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership with the SEC, the NYSE and us.  Based solely on the review of the copies of such forms and representations by certain reporting persons, we believe that for 2011 our executive officers, directors and 10% stockholders, except as discussed below, complied with all applicable filing requirements under section 16(a).  Mr. Hayden W. McIlroy filed a Form 4 that did not timely report two transactions that occurred on the same day.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Related Party Transaction Policy.  As set forth in our code of business conduct and ethics, from time to time, we engage in transactions with affiliated companies.  In addition, certain of our executive officers and directors serve as executive officers and directors of affiliated companies.  With respect to transactions between or involving us and one or more of our affiliates, it is not a violation of the code if the transaction, in our opinion, is no less favorable to us than could be obtained from unrelated parties, or the transaction, in the absence of stockholder ratification or approval by our independent directors, is fair to all companies involved.  Furthermore, the code provides that:

•	directors and officers owe a duty to us to advance our legitimate interests when the opportunity to do so arises; and

•
they are prohibited from (a) taking for themselves personally opportunities that properly belong to us or are discovered through the use of our property, information or position, (b) using corporate property, information or position for improper personal gain and (c) competing with our interests.

Our executive officers are responsible for applying this policy to related parties.  No specific procedures are in place, however, that govern the treatment of transactions among us and our related entities, although we and such entities may implement specific procedures as appropriate for particular transactions.  Provided, in our judgment, the standard set forth in the code of business conduct and ethics is satisfied, we believe, given the number of companies affiliated with Contran, that related party transactions with our affiliates, in many instances (such as achieving economies of scale), are in our best interest.  In certain instances, our executive officers may seek the approval or ratification of such transactions by our independent directors, but there is no quantified threshold for seeking this approval.

Relationships with Related Parties.  As set forth under the Security Ownership section of this proxy statement, Harold C. Simmons, through Contran, may be deemed to control us.  We and other entities that may be deemed to be controlled by or related to Mr. Simmons sometimes engage in the following:

•
intercorporate transactions, such as guarantees, management, expense and insurance sharing arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties; and

•
common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of an equity interest in another related party.

We periodically consider, review and evaluate and understand that Contran and related entities periodically consider, review and evaluate such transactions.  Depending upon the business, tax and other objectives then relevant and restrictions under indentures and other agreements, it is possible that we might be a party to one or more of such transactions in the future.  In connection with these activities, we may consider issuing additional equity securities or incurring additional indebtedness.  Our acquisition activities have in the past and may in the future include participation in acquisition or restructuring activities conducted by other companies that may be deemed to be related to Harold C. Simmons.

Certain directors or executive officers of CompX, Contran, Keystone, Kronos Worldwide, NL or TIMET also serve as our directors or executive officers.  Such relationships may lead to possible conflicts of interest.  These possible conflicts of interest may arise under circumstances in which such companies may have adverse interests.  In such an event, we implement such procedures as are appropriate for the particular transaction.

Intercorporate Services Agreements.  As discussed elsewhere in this proxy statement, we and certain related companies have entered into ISAs.  Under the ISAs, employees of one company provide certain services, including executive officer services, to the other company on an annual fixed fee basis.  The services rendered under the ISAs may include executive, management, financial, internal audit, accounting, tax, legal, insurance, real estate management, environmental management, risk management, treasury, aviation, human resources, technical, consulting, administrative, office, occupancy and other services as required from time to time in the ordinary course of the recipient’s business.  The fees paid pursuant to the ISAs are generally based upon an estimated percentage of the time devoted by employees of the provider of the services to the business of the recipient and the employer’s cost related to such employees, which includes the expense for the employees’ compensation and an overhead component that takes into account other employment related costs.  Generally, each of the ISAs renews on a quarterly basis, subject to the termination by either party pursuant to a written notice delivered 30 days prior to the start of the next quarter.  Because of the number of companies related to Contran and us, we believe we benefit from cost savings and economies of scale gained by not having certain management, financial, legal, tax, real estate and administrative staffs duplicated at each company, thus allowing certain individuals to provide services to multiple companies.  With respect to a publicly held company that is a party to an ISA, the ISA and the related aggregate annual charge are approved by the independent directors of the company after receiving the recommendation from the company’s management development and compensation committee as well as the concurrence of the chief financial officer.  See the Intercorporate Services Agreements part of the Compensation Discussion and Analysis section in this proxy statement for a more detailed discussion on the procedures and considerations taken by our independent directors in approving the aggregate 2011 ISA fees charged by Contran to us and our privately held subsidiaries.

The following table sets forth the fees paid or accrued by us and our subsidiaries to Contran in 2011 and the amount anticipated to be paid or accrued to Contran in 2012 for services Contran provided us or our subsidiaries under the various ISAs, including the services of all or our named executive officers.

Recipient of Services from Contran under an ISA	Fees Paid to Contran under the ISA in 2011		Fees Expected to be Paid to Contran under the ISA in 2012
	(In thousands)

Valhi, Inc.	$ 4,620		$ 5,254
Amcorp, Inc.	3		3
Medite Corporation	304		390
Tall Pines Insurance Company	117		140
Tremont LLC	743		793
Waste Control Specialists LLC	3,125		4,206
Total for Valhi and its privately held subsidiaries	$ 8,912		$ 10,786

CompX International Inc.	3,350	(1)	3,694	(1)
Kronos Worldwide, Inc.	9,604	(2)	11,235	(2)
NL Industries, Inc.	5,261	(2)	6,318	(2)
Total	$ 27,127		$ 32,033

(1)
In addition to the reported ISA charges, CompX also pays Messrs. Glenn Simmons and Watson for their services as directors of CompX, as discussed in the 2011 Summary Compensation Table and the Director Compensation section of this proxy statement.

(2)
In addition to the reported ISA charges, Kronos Worldwide and NL each also pay Messrs. Glenn and Harold Simmons and Watson for their services as directors, as discussed in the 2011 Summary Compensation Table and the Director Compensation section of this proxy statement.

Risk Management Program.  We and Contran participate in a combined risk management program.  Pursuant to the program, Contran and certain of its subsidiaries and related entities, including us and certain of our subsidiaries and related entities, as a group purchase insurance policies and risk management services.  The program apportions its costs among the participating companies.  Tall Pines and EWI provide for or broker the insurance policies.  Tall Pines purchases reinsurance for substantially all of the risks it underwrites.  EWI also provides claims and risk management services and, where appropriate, engages certain third-party risk management consultants.  Tall Pines is a captive insurance company wholly owned by us.  EWI is a reinsurance brokerage and risk management company wholly owned by NL.  Tall Pines purchases reinsurance from third-party insurance carriers with an A.M. Best Company rating of generally at least an “A-” (excellent) for substantially all of the risks it underwrites.  Consistent with insurance industry practices, Tall Pines and EWI receive commissions from insurance and reinsurance underwriters and/or assess fees for the policies that they provide or broker.

With respect to certain of such jointly owned insurance policies, it is possible that unusually large losses incurred by one or more insureds during a given policy period could leave the other participating companies without adequate coverage under that policy for the balance of the policy period.  As a result, Contran and certain of its subsidiaries or related companies, including us, have entered into a loss sharing agreement under which any uninsured loss is shared by those companies who have submitted claims under the relevant policy.  We believe the benefits in the form of reduced premiums and broader coverage associated with the group coverage for such policies justify the risks associated with the potential for any uninsured loss.

During 2011, Contran, Keystone and TIMET paid Tall Pines and EWI in the aggregate approximately $11.9 million.  This amount principally represents payments for insurance premiums, which include premiums or fees paid to Tall Pines and commissions or fees paid to EWI.  These amounts also include payments to insurers or reinsurers through EWI for the reimbursement of claims within our applicable deductible or retention ranges that such insurers and reinsurers paid to third parties on our behalf, as well as amounts for claims and risk management services and various other third-party fees and expenses incurred by the program.  We believe the program’s allocations of its costs among us and our related entities are reasonable.  In our opinion, the participation of Contran, Keystone and TIMET in the risk management program provides us with reduced premiums and broader coverage.  We expect that these relationships with Contran, Keystone and TIMET will continue in 2012.  Because we believe there is no conflict of interest regarding the participation of Contran, Keystone and TIMET in the combined risk management program, our audit committee received a report regarding this program but we did not ask our independent directors to approve it.

Tax Matters.  We and our qualifying subsidiaries are members of the consolidated U.S. federal tax return of which Contran is the parent company, which we refer to as the “Contran Tax Group.”  As a member of the Contran Tax Group and pursuant to certain tax sharing agreements or policies, each of the members and its qualifying subsidiaries compute provisions for U.S. income taxes on a separate company basis using tax elections made by Contran.  Pursuant to the tax sharing agreements or policies and using tax elections made by Contran, each of the parties makes payments or receives payments in amounts it would have paid to or received from the U.S. Internal Revenue Service had it not been a member of the Contran Tax Group but instead had been a separate taxpayer.  Refunds are generally limited to amounts previously paid under the respective tax sharing agreement or policy.  We and our qualifying subsidiaries are also a part of consolidated tax returns filed by Contran in certain U.S. state jurisdictions.  The terms of the applicable tax sharing agreements or policies also apply to state payments to these jurisdictions.

Under applicable law, we, as well as every other member of the Contran Tax Group, are each jointly and severally liable for the aggregate federal income tax liability of Contran and the other companies included in the group for all periods in which we are included in the group.  Contran’s policy, however, is to indemnify us for any liability for income taxes of the Contran Tax Group in excess of our tax liability previously computed and paid by us in accordance with the tax allocation policy.

Under certain circumstances, tax regulations could require Contran to treat items differently than we would have treated them on a stand-alone basis.  In such instances, accounting principles generally accepted in the United States of America require us to conform to Contran’s tax elections.  For 2011, pursuant to our tax sharing policy with Contran, we made a net cash payment for income taxes to Contran of approximately $10.3 million.  Because the calculation of our tax payments or refunds under our tax sharing policy is determined pursuant to applicable tax law, we believe there is no conflict of interest regarding our tax sharing agreement and policies with Contran. Consequently, our independent directors received a report regarding such tax sharing agreement and policies but were not asked to approve our tax agreement or policies or the resulting payments or refunds for income taxes.

CompX Loan from TFMC.  In October 2007, CompX on a net basis purchased and/or cancelled approximately 2.7 million shares of its class A common stock formerly held directly or indirectly by TFMC for $19.50 per share paid in the form of a consolidated promissory note pursuant to a stock purchase agreement between CompX and TFMC and a merger agreement among CompX Group, Inc., a former parent of CompX in which we and TFMC were the sole stockholders, and CompX KDL LLC, a former wholly owned subsidiary of CompX.  The price per share was determined based on CompX’s open market purchases of its class A common stock around the time of the approval of these transactions.  The stock purchase agreement and the merger agreement were approved by the independent directors of CompX and TIMET.

Pursuant to such transactions, among other things, CompX issued a consolidated unsecured term loan promissory note to TFMC in the original principal amount of $52,580,190 that:

•	matures on September 30, 2014;

•	bears interest at an annual rate of LIBOR plus 1.00%;

•	requires quarterly principal payments of $250,000 and quarterly interest payments;

•	does not have prepayment penalties; and

•	is subordinated to CompX’s credit agreement with Wells Fargo Bank, National Association.

In September 2009, the terms of the promissory note were amended to defer the required quarterly principal and interest payments until on or after March 31, 2011.  During 2011, CompX paid approximately $0.5 million of interest and $20 million of principal (including a prepayment of $15 million of principal) under this note.  The largest amount of principal that CompX owed to TFMC under this note was approximately $42.2 million during 2011.

Related Party Loans for Cash Management Purposes.  From time to time, loans and advances are made between us and various related parties pursuant to term and demand notes.  These loans and advances are entered into principally for cash management purposes pursuant to our cash management program.  When we loan funds to related parties, we are generally able to earn a higher rate of return on the loan than we would earn if the funds were invested in other instruments and, in the event we could potentially have outstanding borrowings under our own credit facility while lending to a related party, we are generally able to charge a higher interest rate on the related party loan than we would pay under our own credit facility.  While certain of such loans may be of a lesser credit quality than cash equivalent instruments otherwise available to us, we believe that we have evaluated the credit risks involved, and that those risks are reasonable and reflected in the terms of the applicable loans.  When we borrow from related parties, we are generally able to pay a lower rate of interest than we would pay if we borrowed from unrelated parties.

We have a revolving credit facility with Contran pursuant to which, as amended, we can borrow up to $100.0 million from Contran.  The revolving credit facility with Contran, as amended, is unsecured, generally bears interest at the prime rate plus 1.0% and is due on demand but in any event no earlier than December 31, 2013.  We did not have any outstanding borrowings from Contran under this facility during 2011.  Any principal we borrowed from Contran under this facility was solely at Contran’s discretion.  In 2011, we paid to Contran under this facility unused commitment fees aggregating approximately $0.5 million.  At December 31, 2011, no amounts were outstanding under the Contran credit facility.  Because this facility was for cash management purposes, our independent directors received periodic reports regarding such loan from Contran, but we did not ask our independent directors to approve it or its amendments.

In December 2011, we entered into an unsecured revolving demand promissory note with Contran whereby we agreed to loan Contran up to $30 million.  Our loan to Contran bears interest at prime plus 3.0% (6.25% at December 31, 2011), payable quarterly, with all principal due on demand, but in any event no earlier than December 31, 2013.  The amount of our outstanding loans to Contran at any time is at our discretion.  As of December 31, 2011, we had loans outstanding to Contran of $11.2 million, which is the largest amount of principal we had loaned Contran under this note during 2011.   Contran paid $36,000 of interest to us in 2011under this note.  Because this facility was for cash management purposes, our independent directors received periodic reports regarding such loan to Contran, but we did not ask our independent directors to approve it.

One of our wholly owned subsidiaries had an unsecured revolving demand promissory note that, as amended, provided for up to $30.0 million of borrowings from Contran.  The variable rate note bore interest at the prime rate less 1.5%.  The note was due on demand, but in any event no earlier than March 31, 2012.  Any principal this subsidiary borrowed from Contran under this note was solely at Contran’s discretion.  There were no outstanding borrowings under this note during 2011, and in December 2011 Contran and the subsidiary agreed to the termination of the note.  The subsidiary paid no interest to Contran under this note during 2011.  Because this note was for cash management purposes, our independent directors received periodic reports regarding such loan from Contran, but we did not ask our independent directors to approve it or its amendments or termination.

In April 2011, Kronos Worldwide entered into an unsecured revolving credit promissory note with Contran pursuant to which Kronos Worldwide may borrow up to $40.0 million from Contran.  Kronos Worldwide’s loan from Contran under the revolving note was unsecured, bore interest at the prime rate minus 0.5% with interest payable quarterly and all principal and unpaid interest due on the earlier of demand or December 31, 2012.  Any principal Kronos Worldwide borrowed from Contran under this note was solely at Contran’s discretion.  Kronos Worldwide did not borrow any amounts from Contran under this loan during 2011.  The note terminated at its maturity on December 31, 2011.  Because this note was for cash management purposes, Kronos Worldwide’s independent directors received periodic reports regarding such loan from Contran, but Kronos Worldwide did not ask its independent directors to approve the note.

Data Recovery Program.  We and Contran participate in a combined information technology data recovery program that Contran provides from a data recovery center that it established.  Pursuant to the program, Contran and certain of its subsidiaries and related entities, including us and certain of our subsidiaries and related entities, as a group share information technology data recovery services.  The program apportions its costs among the participating companies.  Kronos Worldwide, WCS and EWI paid Contran $97,000, $48,000 and $24,000, respectively, for such services in 2011.  We expect that these relationships with Contran will continue in 2012.  Because we believe there is no conflict of interest regarding our participation in the combined information technology data recovery program, our independent directors received periodic reports regarding such program, but we did not ask our independent directors to approve it.

Provision of Utility Services to TIMET.  Basic Management, Inc., a corporation in which Tremont (one of our wholly owned subsidiaries) indirectly holds approximately 32% of the combined common stock, provides utility services (primarily water distribution, maintenance of a common electrical facility and sewage disposal monitoring) to TIMET and other manufacturers within an industrial complex located in Nevada.  The other owners of BMI are generally the other manufacturers located within the complex.  BMI provides power transmission and sewer services on a cost reimbursement basis, similar to a cooperative, while water delivery is currently provided at the same rates as are charged by BMI to an unrelated third party.  During 2011, TIMET paid BMI for these utility services approximately $1.6 million.  While we do not control BMI, we believe this agreement was at market rates and our independent directors received periodic reports regarding such utility services provided to TIMET by BMI .

Sale of Excess Insurance Coverage to BMI.  BMI maintains insurance coverage for the common area environmental remediation activities within the industrial complex located in Henderson, Nevada, and certain other manufacturers within the industrial complex are named insureds under the policy.  In December 2011, after approval by the independent members of TIMET’s board of directors, TIMET sold a portion of our excess insurance coverage under such insurance policy to BMI for $2.8 million.  As consideration for the sale, BMI paid TIMET $1.4 million in cash and issued a $1.4 million promissory note to TIMET that:

•	matures on December 31, 2012;

•	bears interest at an annual rate of 3.00%; and

•	does not have prepayment penalties.

The terms of the sale were comparable with then-recent negotiations for a similar transaction between BMI and another unrelated third party manufacturer within the Henderson industrial complex, and BMI completed such transaction with the other unrelated third party in January 2012 on those comparable terms.  While we do not control BMI, we believe this sale was comparable to an independent sale.  Our independent directors received a report regarding such sale by TIMET of its excess insurance coverage to BMI.

WCS Financial Assurances.  WCS is required to provide financial assurances to Texas government agencies with respect to certain decommissioning obligations related to the WCS’s facilities in West Texas.  Such financial assurances may be provided by various means.  We and certain of our affiliates have provided or assisted WCS with such financial assurances.

VHC has guaranteed certain of WCS’s decommissioning obligations, currently estimated at $5.5 million, related to its Resource Conservation and Recovery Act, or RCRA, and Toxic Substances Control Act, or TSCA, licenses and permits.  VHC’s obligations are triggered only upon the closure of the licensed facilities and WCS’s failure to perform the required decommissioning activities.  We do not currently expect VHC will be required to perform under such guarantee for the foreseeable future.

Contran has issued a letter of credit under its bank credit facility to the State of Texas related to specified decommissioning obligations associated with WCS’s radioactive byproduct facility.  At December 31, 2011, the amount of such letter of credit was $5.7 million.  The letter of credit would only be drawn down upon the closure of the WCS’s byproduct facility and WCS’s failure to perform the required decommissioning activities.  We do not currently expect that the letter of credit will have to be drawn down for the foreseeable future.  WCS has agreed to reimburse Contran for the costs of providing the letter of credit and incurred costs of $0.1 million in 2011.

One of WCS’s required financial assurances for the decommissioning of its low-level radioactive waste facilities is a $20.0 million surety bond.  A third-party insurance company issued the bond on WCS’s behalf for the benefit of the State of Texas.  The surety bond required WCS to make an initial $500,000 payment into a collateral account prior to issuance of the surety bond, and also requires WCS to make quarterly cash payments of $500,000 into such collateral account starting in the first quarter of 2012 until the collateral account reaches $20.0 million.  At December 31, 2011, WCS had made one such $500,000 payment into the collateral account.  Contran, Valhi and certain other subsidiaries of Contran have guaranteed WCS’s obligations under the surety bond.   The guaranty obligations are triggered upon WCS’s failure to make the required quarterly payments into the collateral account.  We do not currently expect that Contran, Valhi and such other Contran subsidiaries will be required to perform under such guarantee for the foreseeable future.

During 2011, VHC pledged certain of its marketable securities as collateral for the benefit of the State of Texas related to decommissioning obligations, currently estimated at $45.5 million, associated with WCS’s low-level radioactive waste disposal facilities.  The marketable securities would only be liquidated upon a closure of the licensed facilities and WCS’s failure to perform the required decommissioning activities.  We do not currently expect that such marketable securities will be required to be liquidated for the foreseeable future.  Such marketable securities would be released in 2016 upon WCS’s payment of approximately $119.5 million into a collateral trust.  Such marketable securities would be released in November 2016 upon WCS’ payment of approximately $119.5 million into a collateral trust for the release of such securities.  WCS has agreed to pay a collateral fee to VHC for its pledge of collateral, and such fee was $0.1 million in 2011.

With respect to all of the matters described above with respect to WCS, because we believe there is no conflict of interest regarding the financial assurances we and certain of our affiliates have provided, our independent directors received periodic reports regarding such financial assurances but we did not ask our independent directors to approve such assurances provided to WCS.

Simmons Family Matters.  In addition to the services he provides under the ISAs with us and our subsidiaries as discussed under the Intercorporate Services Agreements section above, certain family members of Harold C. Simmons also provide services to us through Contran pursuant to these ISAs.  In 2011, Glenn R. Simmons (a brother of Harold Simmons) and L. Andrew Fleck (a step-son of Harold C. Simmons) provided certain executive and real property management services, respectively, to us pursuant to these ISAs.  The portion of the fees we and our subsidiaries paid to Contran in 2011 pursuant to these ISAs for the services of Mr. Fleck was $208,700.  See the Director Compensation Table in this proxy statement for 2011 director compensation and ISA charges related to Mr. Glenn Simmons.  The Intercorporate Services Agreements section of this proxy statement provides a more detailed discussion on the procedures and considerations taken by our independent directors in approving the aggregate 2011 ISA fee Contran charged us.  We expect similar compensation expenses and ISA charges regarding Messrs. Glenn Simmons and Fleck for 2012.

AUDIT COMMITTEE REPORT

Our audit committee of the board of directors is comprised of three directors and operates under a written charter adopted by the board of directors.  All members of our audit committee meet the independence standards established by the board of directors and the NYSE and promulgated by the SEC under the Sarbanes-Oxley Act of 2002.  The audit committee charter is available on our website at www.valhi.net under the corporate governance section.

Our management is responsible for, among other things, preparing our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, or “GAAP,” establishing and maintaining internal control over financial reporting (as defined in Securities Exchange Act Rule 13a-15(f)) and evaluating the effectiveness of such internal control over financial reporting.  Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion on the conformity of the financial statements with GAAP.  Our independent registered public accounting firm is also responsible for auditing our internal control over financial reporting in accordance with such standards and for expressing an opinion on our internal control over financial reporting.  Our audit committee assists the board of directors in fulfilling its responsibility to oversee management’s implementation of our financial reporting process.  In its oversight role, our audit committee reviewed and discussed the audited financial statements and our internal control over financial reporting with management and with PwC, our independent registered public accounting firm for 2011.

Our audit committee met with PwC and discussed any issues deemed significant by our independent registered public accounting firm, including the matters required to be discussed pursuant to the auditing standards of the Public Company Accounting Oversight Board.  PwC has provided to our audit committee written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and our audit committee discussed with PwC the firm’s independence.  Our audit committee also concluded that PwC’s provision of other permitted non-audit services to us and our related entities is compatible with PwC’s independence.

Based upon the foregoing considerations, our audit committee recommended to the board of directors that our audited financial statements be included in our 2011 Annual Report on Form 10-K for filing with the SEC.

Members of our audit committee of the board of directors respectfully submit the foregoing report.

Norman S. Edelcup Chairman of our Audit Committee	Thomas E. Barry Member of our Audit Committee	W. Hayden McIlroy Member of our Audit Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS

Independent Registered Public Accounting Firm.  PwC served as our independent registered public accounting firm for the year ended December 31, 2011.  Our audit committee has appointed PwC to review our quarterly unaudited condensed consolidated financial statements to be included in our Quarterly Report on Form 10-Q for the first quarter of 2012.  We expect PwC will be considered for appointment to:

•
review our quarterly unaudited condensed consolidated financial statements to be included in our Quarterly Reports on Form 10-Q for the second and third quarters of 2012 and the first quarter of 2013; and

•	audit our annual consolidated financial statements and internal control over financial reporting for the year ending December 31, 2012.

Representatives of PwC are not expected to attend the annual meeting.

Fees Paid to PricewaterhouseCoopers LLP.  The following table shows the aggregate fees that PwC has billed or is expected to bill to us, NL, Kronos Worldwide or CompX for services rendered for 2010 and 2011 that our audit committee authorized for us and our privately held subsidiaries and the NL, Kronos Worldwide or CompX audit committees each separately authorized for its corporation and such corporation’s privately held subsidiaries.  Additional fees for 2011 may subsequently be authorized and paid to PwC, in which case the amounts disclosed below for fees paid to PwC for 2011 would be adjusted to reflect such additional payments in our proxy statement relating to next year’s annual stockholder meeting.  In this regard, we have similarly adjusted the audit fees shown for 2011 from the amounts disclosed in our 2011 proxy statement.

Entity (1)	Audit Fees (2)	Audit Related Fees (3)	Tax Fees (4)	All Other Fees	Total
	(in thousands)
Valhi and Subsidiaries
2010	$409	$-0-	$-0-	$-0-	$409
2011	$456	$-0-	$-0-	$-0-	$456

NL and Subsidiaries
2010	317	-0-	-0-	-0-	317
2011	354	-0-	-0-	-0-	354

Kronos Worldwide and Subsidiaries
2010	2,027	21	12	-0-	2,060
2010	2,178	68	30	-0-	2,276

CompX and Subsidiaries
2010	635	9	9	-0-	653
2011	717	9	9	-0-	735

Total
2010	$3,388	$30	$21	$-0-	$3,439
2011	$3,705	$77	$39	$-0-	$3,821

(1)	Fees are reported without duplication.

(2)	Fees for the following services:

(a)	audits of consolidated year-end financial statements for each year and, as applicable, of internal control over financial reporting;
(b)	reviews of the unaudited quarterly financial statements appearing in Forms 10-Q for each of the first three quarters of each year;
(c)	consents and/or assistance with registration statements filed with the SEC;
(d)	normally provided statutory or regulatory filings or engagements for each year; and
(e)	the estimated out-of-pocket costs PwC incurred in providing all of such services, for which PwC is reimbursed.

Kronos Worldwide’s 2010 amount for audit fees includes $179,000 Kronos Worldwide incurred as a result of its November 2010 secondary public offering of 17.94 million shares of its common stock (adjusted for the Kronos Worldwide 2-for-1 common stock split distributed in the form of a stock dividend on May 20, 2011).

CompX’s 2011 amount for audit fees includes $25,000 CompX incurred as a result of its July 2011 acquisition of Mediamounts Ltd.

(3)
Fees for assurance and related services reasonably related to the audit or review of financial statements for each year.  These services included accounting consultations and attest services concerning financial accounting and reporting standards and advice concerning internal control over financial reporting.

(4)	Permitted fees for tax compliance, tax advice and tax planning services.

Preapproval Policies and Procedures.  For the purpose of maintaining the independence of our independent registered public accounting firm, our audit committee has adopted policies and procedures for the preapproval of audit and other permitted services the firm provides to us or any of our subsidiaries other than our publicly held subsidiaries and their respective subsidiaries.  We may not engage the firm to render any audit or other permitted service unless the service is approved in advance by our audit committee pursuant to the committee’s amended and restated preapproval policy.  Pursuant to the policy:

•
the committee must specifically preapprove, among other things, the engagement of our independent registered public accounting firm for audits and quarterly reviews of our financial statements, services associated with certain regulatory filings, including the filing of registration statements with the SEC, and services associated with potential business acquisitions and dispositions involving us; and

•
for certain categories of other permitted services provided by our independent registered public accounting firm, the committee may preapprove limits on the aggregate fees in any calendar year without specific approval of the service.

These other permitted services include:

•	audit-related services, such as certain consultations regarding accounting treatments or interpretations and assistance in responding to certain SEC comment letters;

•	audit-related services, such as certain other consultations regarding accounting treatments or interpretations, employee benefit plan audits, due diligence and control reviews;

•	tax services, such as tax compliance and consulting, transfer pricing, customs and duties and expatriate tax services; and

•	assistance with corporate governance matters and filing documents in foreign jurisdictions not involving the practice of law.

The policy also lists certain services for which the independent auditor is always prohibited from providing us under applicable requirements of the SEC or the Public Company Accounting Oversight Board.

Pursuant to the policy, our audit committee has delegated preapproval authority to the chairman of the committee or his designee to approve any fees in excess of the annual preapproved limits for these categories of other permitted services provided by our independent registered public accounting firm.  The chairman must report any action taken pursuant to this delegated authority at the next meeting of the committee.

For 2011, our audit committee preapproved all of PwC’s services provided to us or any of our subsidiaries, other than our publicly held subsidiaries and their subsidiaries, in compliance with our amended and restated preapproval policy without the use of the SEC’s de minimis exception to such preapproval requirement.

PROPOSAL 2
2012 DIRECTOR STOCK PLAN

Background.  The Valhi, Inc. 1997 Long-Term Incentive Plan expires on May 8, 2012.  The 2012 plan allows for many different types of equity and performance-based compensation (such as, without limitation, cash, stock options, stock appreciation rights, restricted or unrestricted stock and performance awards) that can be awarded to our key employees, or other key individuals who perform services for us, including, without limitation, directors who are not our employees.  Our management development and compensation committee administers the 1997 plan and since 2004 has only authorized grants of our common stock to our directors under the plan.  As a result, our board of directors authorized the replacement of the 1997 plan with a new 2012 Director Stock Plan that only allows for grants of our common stock to our directors.  Our board of directors adopted the 2012 plan on February 23, 2012 and it will be effective if and when the stockholders approve it at the 2012 annual meeting of our stockholders to be held on May 31, 2012.  The text of the 2012 Director Stock Plan is attached as Exhibit A to this proxy statement.  The description of the 2012 plan in this proxy statement is qualified in its entirety by reference to the complete text of the plan in Exhibit A.

Description of the 2012 Director Stock Plan

Purpose.  The purpose of the 2012 Director Stock Plan is to replace the 1997 Long-Term Incentive Plan with a plan that is limited to grants of our common stock to our directors and to continue to advance our interests and those of our stockholders by providing incentives to our directors to contribute to our strategic and long-term performance objectives and growth .

Grants and Eligible Persons.  The 2012 Director Stock Plan provides solely for grants of shares of our common stock to our directors.  These grants of our common stock are issued free of restrictions on transfer (other than restrictions imposed by federal or state securities laws, as applicable) and free of forfeiture conditions.  We currently have six directors and have recommended the re-election of each director at the 2012 annual meeting of our stockholders.

Grant Conditions.  The committee administering the 2012 plan, or the board of directors if it chooses to administer the plan, shall, from time to time, designate written specified performance goals for a given performance period based on the closing price per share of our common stock on the NYSE (or other market quotation system on which such shares are listed or traded) for any performance period that shall serve as a condition to a grant of shares of our common stock to a director.

Administration.  Generally, a committee of the board of directors consisting of two or more individuals administers the 2012 Director Stock Plan.  The 2012 plan provides that the management development and compensation committee is the initial committee to administer the plan.  If the board of directors chooses, it may administer the 2012 plan.  The 2012 plan requires that the members of the committee administering the plan satisfy certain independence requirements so that the members are:

•	“nonemployee directors” as defined in Rule 16b-3 promulgated by the SEC under Section 16 of the Securities Exchange Act; and

•	“outside directors” as defined under regulations promulgated by the U.S. Department of Treasury under Section 162(m) of the Internal Revenue Code of 1986.

Members of the committee must also meet any applicable independence requirements of any stock exchange or other market quotation system on which shares of our common stock are listed or traded.  The SEC Rule 16b-3 requirements exempt grants to our executive officers from certain liabilities associated with short-swing trading in our common stock within any six-month period.  Compliance with the Section 162(m) treasury regulations allow us to deduct fully the compensation paid to a covered employee, such as our chief executive officer and the three other most highly compensated executive officers named in the compensation tables in our annual proxy statements.  Members of the committee or board of directors administering the 2012 plan would be eligible to receive grants of common stock under the plan.

The committee or board of directors administering the 2012 plan determines the directors to whom it grants shares of our common stock and the timing and number of shares of such grants.  In addition, the committee or board of directors administering the plan can construe and interpret the plan and any grant under the plan and make all other determinations deemed necessary or advisable for the administration of the plan.

Number of Shares Subject to the 2012 Director Stock Plan.  The 2012 plan reserves a maximum of 200,000 shares of our common stock, subject to certain adjustments.  The shares of our common stock to be issued under the plan may be either newly issued shares, treasury shares, reacquired shares or any combination of the three.

Annual Limit on 2012 Awards to an Individual.  The shares of our common stock that may be granted to any one director in any calendar year under the 2012 plan shall not exceed 10,000 shares.

Adjustments in Shares of Common Stock.  Under the 2012 Director Stock Plan, if any change in the outstanding shares of our common stock occurs by reason of an extraordinary or unusual event (such as stock splits, stock dividends, recapitalizations or mergers), the committee or board of directors administering the plan may, in its discretion, make equitable adjustments to the maximum number of shares of our common stock available for grants under the plan or to any director under the plan in any calendar year.

Effectiveness of Rights as Stockholders.  In all events, a director has no rights as a stockholder with respect to a grant of shares of common stock under the 2012 plan until the date of issuance of the stock certificate representing such shares.  Except when the committee or board of directors administering the plan exercises its discretion to make an equitable adjustment for an extraordinary event described in the previous subsection, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such stock certificate is issued.

Termination.  The 2012 Director Stock Plan terminates upon the adoption of a resolution by our board of directors terminating this plan or when no more shares of our common stock are authorized to be issued under the plan.

Plan Amendment or Suspension.  Our board of directors may amend or suspend the 2012 Director Stock Plan at any time.  Except in certain circumstances, no amendment shall adversely affect in a material manner any right of any recipient of a grant under the plan without such recipient’s written consent.

Registration of Valhi Common Stock under the 2012 Director Stock Plan.  We intend to register the issuance of the shares of our common stock under the 2012 Director Stock Plan with the SEC.

Federal Income Tax Consequences.  The following is a summary of the principal current federal income tax consequences of grants of shares of our common stock under 2012 Director Stock Plan.  It does not describe all federal tax consequences under the plan, nor does it describe state, local or foreign tax consequences.

Grants of Common Stock.  Since there will be no restrictions on the shares of our common stock granted to a director under the 2012 Director Stock Plan, the receipt of such shares under the plan by a director will generally be subject to tax at ordinary income rates for the fair market value of the shares on the date of grant.  We will send the director a Form 1099-MISC reporting as miscellaneous income the fair market value of the grant, which form may also report any other miscellaneous compensation the director received from us in that calendar year, such as the cash fees we paid the director.  Generally, we will be entitled to a corresponding federal income tax deduction at the same time and in the same amount as the ordinary income a director recognizes as a result of a stock grant under the plan.

Plan Benefits. Since the grants of our common stock to our directors under the 2012 Director Stock Plan are at the discretion of the committee or board of directors administering the plan, the number of shares of our common stock and the director recipients of such shares are presently indeterminable.

However, it is anticipated that the management development and compensation committee will administer the plan and adopt the same formula for stock grants to directors under the 2012 Director Stock Plan as the committee used in 2011 under the 1997 plan.  For a description of the formula the committee has historically used to grant shares of our common stock to our directors, see footnote 2 to the 2011 Grants of Plan-Based Awards in this proxy statement.  The following table sets forth the number of shares of our common stock granted in 2011 and the value of such shares on the date of grant for the following persons or groups.

Name of Person or Group (1)	Date of Grant	Number of Shares of Common Stock (2)	Grant Date Value of Shares of Common Stock (2)

Harold C. Simmons	May 26, 2011	500	$21,675
Chairman of the Board

Steven L. Watson	May 26, 2011	500	$21,675
Vice Chairman of the Board and Chief Executive Officer

All current executive officers as a group (14 persons)	May 26, 2011	1,500	$65,025

All current directors who are not executive officers as a group (3 persons)	May 26, 2011	1,500	$65,025

(1)
Certain rows in the table regarding certain Valhi officers and employees have been omitted because such officers and employees will not be eligible to receive grants of stock under the 2012 Director Stock Plan and did not receive such grants of common stock in 2011.  The shares awarded to Messrs. Harold Simmons, Glenn Simmons and Watson were in connection with their services to us as a member of our board of directors.  No shares were awarded to any of our executive officers who were not directors.

(2)
These amounts represent the value of the 500 shares of our common stock we granted to each of our directors on May 26, 2011.  For the purposes of this table, we valued these stock awards at the $43.35 closing price per share of such shares on their date of grant consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718.

Vote Required.  The affirmative votes of the majority of the shares present in person or represented by proxy at the 2012 annual meeting and entitled to vote will be the requisite vote to approve the 2012 Director Stock Plan.  Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote for this proposal.  Broker/nominee non-votes will not be counted as entitled to vote and will have no affect on this proposal.

As already disclosed, VHC is the direct holder of 92.6% of the outstanding shares of our common stock as of the record date and has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the approval of the 2012 Director Stock Plan.  If VHC attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the stockholders will approve the 2012 Director Stock Plan.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2012 DIRECTOR STOCK PLAN.

PROPOSAL 3
NONBINDING ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION

Background.  Pursuant to Section 14A of the Securities Exchange Act, a publicly held company is required to submit to its stockholders a nonbinding advisory vote to approve the compensation of its named executive officers, commonly known as a “Say-on-Pay” proposal.   On May 26, 2011, our stockholders approved, on a nonbinding advisory basis, an annual Say-on-Pay.  The next nonbinding stockholder advisory vote on the frequency of a Say-on-Pay proposal will be held in 2017.

Say-on-Pay Proposal.  This proposal affords our stockholders the opportunity to submit a nonbinding advisory vote on our named executive officer compensation.  The Compensation Discussion and Analysis section, the tabular disclosure regarding our named executive officer compensation and the related disclosure in this proxy statement describe our named executive officer compensation and the compensation decisions made by our management and our management development and compensation committee of the board of directors with respect to our named executive officers.  This proposal is not intended to address any specific element of compensation of our named executive officers as described in this proxy statement, but the compensation of our named executive officers in general.  Our board of directors requests that each stockholder cast a nonbinding advisory vote to adopt the following resolution:

RESOLVED, that, by the affirmative vote of the majority of shares present in person or represented by proxy at the 2012 annual meeting and entitled to vote thereon, the stockholders of Valhi, Inc. approve, on a nonbinding advisory basis, the compensation of its executive officers named in the 2011 Summary Compensation Table in the 2012 annual meeting proxy statement of Valhi, Inc. as such compensation is disclosed in the proxy statement pursuant to the executive compensation disclosure rules of the U.S. Securities and Exchange Commission, which disclosure includes the compensation discussion and analysis, the compensation tables and any related disclosure in the proxy statement.

Effect of the Proposal.  The Say-on-Pay proposal is nonbinding and advisory.  Our stockholders’ approval or disapproval of this proposal will not require our board of directors, its management development and compensation committee or our management to take any action regarding our executive compensation practices.

Vote Required.  Because this proposal is a nonbinding advisory vote, there is no minimum requisite vote to approve the Say-on-Pay proposal.  The proposed resolution provides that the affirmative vote of the majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote will be the requisite vote to adopt the resolution and approve the compensation of our named executive officers as such compensation is disclosed in this proxy statement.  Accordingly, abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.  Broker/nominee non-votes will not be counted as entitled to vote and will have no affect on this proposal.

As already disclosed, VHC is the direct holder of 92.6% of the outstanding shares of our common stock as of the record date and has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the Say-on-Pay proposal and adoption of the resolution that approves the compensation of our named executive officers as described in this proxy statement. If VHC attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the stockholders will adopt the resolution and approve the nonbinding advisory Say-on-Pay proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SAY-ON-PAY PROPOSAL AS SET FORTH IN THE NONBINDING ADVISORY RESOLUTION APPROVING OUR NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4
STOCKHOLDER PROPOSAL

Stockholder Proponent.  We have received a stockholder proposal from the State Comptroller of the State of New York in his capacity as sole Trustee of the New York State Common Retirement Fund.  The letter states that the fund has held our shares for over a year and intends to continue to hold at least $2,000 worth of our shares through the date of our 2012 annual meeting.  The letter indicates the State Comptroller’s intends to offer a recital and resolution for action at our annual meeting and the letter contains a statement in support of the proposal, both of which are set forth below.  While we received the letter containing the stockholder proposal, we did not receive any evidence from the proponent verifying its holdings of our common stock.  We will promptly furnish the address of the State Comptroller to any person upon the receipt of any oral or written request.

Proposed Stockholder Recital and Resolution.  The following recital and resolution will be voted on at our 2012 annual meeting only if properly presented by or on behalf of the stockholder proponent.

WHEREAS, Investors and consumers increasingly request that companies report their environmental initiatives.  A recent KPMG survey found that 80% of the Global Fortune 250 companies release corporate responsibility (or “sustainability”) data, up from 64% in 2005.

Major institutional investors managing over $16 trillion in assets such as Deutsche Bank and Goldman Sachs have signed onto the United Nations Principles for Responsible Investment, thus promising to incorporate sustainability into investment analysis and decision-making.

We believe developing a sustainability report allows a company to be more responsive to the global context of finite natural resources, shifting legislation, and changing public expectations of corporate behavior.  The reporting process helps companies to:  gain value from existing corporate social responsibility efforts, identify gaps and opportunities, develop company-wide communications, and publicize innovative practices or respond to critiques.

In 2007, the Intergovernmental Panel on Climate Change found “warming of the climate system is unequivocal” and manmade greenhouse gas (GHG) emissions are now believed, with greater than 90% certainty, to be the cause.

We believe Valhi Inc., will benefit from disclosing and mitigating its impact on the environment and society.  Given that Valhi is engaged in toxic waste management operations (which have major impacts on the environment), we believe the importance of a corporate-wide analysis of sustainability issues is especially important.

RESOLVED, Stockholders request that the Board of Directors issue a sustainability report to stockholders. The report, which shall be of reasonable cost and omit proprietary information, should be issued by December 2012.

Stockholder Supporting Statement.  The report should include the company’s definition of sustainability, as well as a company-wide review of company policies, practices, and metrics related to long-term social and environmental sustainability.

We recommend Valhi be guided by the Global Reporting Initiative’s (GRI) Sustainability Reporting Guidelines (“the Guidelines”) to prepare the report.  The GRI is an international organization developed with representatives from the business, environmental, human rights and labor communities.  The Guidelines cover environmental impacts, labor practices, human rights, product responsibility and community impacts.  The Guidelines provide a flexible reporting system that allows the omission of content irrelevant to company operations.  Over 1500 companies use or consult the Guidelines for sustainability reporting, including BASF, The U.S. Army, and Exxon.

Vote Required.  The affirmative votes of the majority of the shares present in person or represented by proxy at the 2012 annual meeting and entitled to vote will be the requisite vote to approve the stockholder proposal.  Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote for this proposal.  Broker/nominee non-votes will not be counted as entitled to vote and will have no affect on this proposal.

As already disclosed, VHC is the direct holder of 92.6% of the outstanding shares of our common stock as of the record date and has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares AGAINST the stockholder proposal.  If VHC attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the stockholders will NOT approve the stockholder proposal.

OUR BOARD OF DIRECTORS MAKES NO RECOMMENDATION REGARDING THE STOCKHOLDER PROPOSAL.

OTHER MATTERS

The board of directors knows of no other business that will be presented for consideration at the annual meeting.  If any other matters properly come before the meeting, the persons designated as agents in the enclosed proxy card will vote on such matters in their discretion.

2011 ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 is included as part of the annual report furnished to our stockholders with this proxy statement and may also be accessed on our website at www.valhi.net.

STOCKHOLDERS SHARING THE SAME ADDRESS

Stockholders who share an address and hold shares through a brokerage firm or other nominee may receive only one copy of the voting instruction form.  This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses.  A number of brokerage firms have instituted householding.  You should notify your brokerage firm or other nominee if:

•	you no longer wish to participate in householding and would prefer to receive a separate voting instruction form; or

•	you receive multiple copies of the voting instruction form at your address and would like to request householding of our communications.

REQUEST COPIES OF THE 2011 ANNUAL REPORT AND THIS PROXY STATEMENT

To obtain copies of our 2011 annual report to stockholders or this proxy statement without charge, please mail your request to the attention of A. Andrew R. Louis, corporate secretary, at Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697, or call him at 972.233.1700.

Valhi, Inc.

Dallas, Texas
April 11, 2012

Exhibit A
Valhi, Inc.

2012 Director Stock Plan

Section 1.  Purpose.  The purpose of this Plan is to advance the interests of Valhi and its stockholders by providing incentives to its directors to contribute to the strategic and long-term performance objectives and growth of Valhi.

Section 2.  Definitions.  The following terms shall have the meanings indicated:

(a)           “Board” shall mean the board of directors of Valhi.

(b)           “Code” shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time, and the rules and regulations promulgated thereunder, as they may exist or may be amended from time to time.

(c)           “Committee” shall mean a committee of the Board, if any, designated by the Board to administer this Plan that is comprised of not fewer than two directors and shall initially mean the management, development and compensation committee of the Board.  The membership of the Committee or any successor committee (i) shall consist of “nonemployee directors” (as defined in Rule 16b-3) and meet any other applicable requirements so as to comply at all times with the applicable requirements of Rule 16b-3, (ii) shall consist of “outside directors” (as defined in Treasury Regulation §1.162-27(e)(3)(i) or any successor regulation) and meet any other applicable requirements so as to comply at all times with the applicable requirements of Section 162(m) and (iii) shall meet any applicable requirements of any stock exchange or other market quotation system on which Common Shares are listed or traded.  References to the Committee hereunder shall include the Board where appropriate.

(d)           “Company” shall mean Valhi and any parent or privately held subsidiary of Valhi.

(e)           “Common Shares” shall mean shares of common stock, par value $0.01 per share, of Valhi and stock of any other class into which such shares may thereafter be changed.

(f)           “Effective Date” shall mean May 31, 2012.

(g)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as it now exists or may be amended from time to time, and the rules promulgated thereunder, as they may exist or may be amended from time to time.

(h)           “Director” shall mean a member of the board of directors of Valhi at such time.

(i)           “Grant” shall mean a grant of Common Shares to a Director under this Plan.

(j)           “Plan” shall mean this Valhi, Inc. 2012 Director Stock Plan, as it may be amended from time to time.

(k)           “Rule 16b-3” shall mean Rule 16b-3 promulgated by the U.S. Securities and Exchange Commission under the Exchange Act and any successor rule.

(l)           “Section 162(m)” shall mean §162(m) of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.

(m)           “Treasury Regulation” shall mean a final, proposed or temporary regulation of the U.S. Department of Treasury under the Code and any successor regulation.

(n)           “Valhi” shall mean Valhi, Inc., a Delaware corporation, and any of its privately held subsidiaries.

Section 3.  Administration.  Unless the Board shall designate itself, this Plan shall be administered by the Committee.

The Committee has all the powers vested in it by the terms of this Plan.  Such powers shall include the exclusive authority to select the Directors to receive Grants under this Plan, and to determine the number of Common Shares granted, the time of the Grants to be made to each Director selected and the terms and conditions (if any) associated with the Grants.  The Committee is authorized to interpret this Plan and to make any other determinations that it deems necessary or desirable for the administration of this Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Grant in the manner and to the extent the Committee deems necessary or desirable to carry it into effect.  Any decision of the Committee in the interpretation and administration of this Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.  The Committee may act only by a majority of its members, except that the members thereof may authorize any one or more of their members or any officer of Valhi to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Grants.

No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him or her, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.  In addition to all other rights of indemnification and reimbursement to which a member of the Committee and an officer of the Company may be entitled, the Company shall indemnify and hold harmless each such member or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding or suit in connection with the performance of duties under this Plan against expenses (including reasonable attorneys’ fees), judgments, fines, liabilities, losses and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding or suit, except for his or her own willful misconduct or as expressly provided otherwise by statute.  Expenses (including reasonable attorneys’ fees) incurred by such a member or officer in defending any such proceeding or suit shall be paid by the Company in advance of the final disposition of such proceeding or suit upon receipt of a written affirmation by such member or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of such member or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in this Section.

Section 4.  Grants of Common Shares under this Plan.

(a)           Maximum Number of Shares that May be Issued.  There may be issued under this Plan an aggregate of not more than 200,000 Common Shares, subject to adjustment as provided in Section 5.  Common Shares issued pursuant to this Plan may be either authorized but unissued shares, treasury shares or any combination thereof.  The number of Common Shares that may be issued to a Director under this Plan may not exceed 10,000 shares in any calendar year.

(b)           Conditions for Receipt of Grant.  Entitlement to a Grant shall be conditioned upon achieving specified Company performance goals for a given performance period based on the closing price per share on the New York Stock Exchange (or any other stock exchange or market quotation system on which Common Shares are listed or traded) for the period specified by the Committee.  The Committee shall, from time to time, designate the performance goals, which shall be documented in writing, and, for any performance period, must be established no later than ninety (90) days after the commencement of such performance period.

(c)           Rights with Respect to Common Shares and Other Securities.  Except as provided in Section 5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued.  In all events, a Director who receives a Grant shall have no rights as a stockholder with respect to such Common Shares represented by such Grant until the issuance to him or her of a stock certificate representing such shares.

Section 5.  Dilution and Other Adjustments.  In the event of any change in the outstanding Common Shares by reason of any stock split, stock dividend or other extraordinary or unusual event, if the Committee shall determine, in its discretion, that such change equitably requires an adjustment to the maximum number of Common Shares available for issuance (i) under this Plan or (ii) to any one Director under this Plan in any one calendar year, such adjustments may be made by the Committee and shall be final, conclusive and binding for all purposes of this Plan.

Section 6.  Miscellaneous Provisions.

(a)           No fractional shares may be delivered under a Grant, but in lieu thereof a cash or other adjustment shall be made as determined by the Committee in its discretion.

(b)           Determinations made by the Committee under this Plan need not be uniform and may be made selectively among Directors, whether or not such Directors are similarly situated.  Such determinations shall include the right to exercise discretion to reduce prior to its grant date the amount of a Grant made to any Director; provided, however, the exercise of discretion shall not have the effect of increasing any Grant that is payable to any Director.

(c)           No Director or other person shall have any claim or right with respect to this Plan, the Common Shares reserved for issuance under this Plan or in any Grant, contingent or otherwise, until the Common Shares represented by such Grant shall have been delivered to the recipient and all the terms, conditions and provisions of this Plan and the Grant applicable to such recipient (and each person claiming under or through him or her) have been met.

(d)           No Common Shares shall be issued hereunder with respect to any Grant unless counsel for Valhi shall be satisfied that such issuance will be in compliance with applicable law and any applicable rules of any stock exchange or other market quotation system on which Common Shares are listed or traded.

(e)           It is the intent of Valhi that this Plan comply in all respects with Rule 16b-3 and Section 162(m) with respect to Grants, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that if any provision of this Plan is found not to be in compliance with Rule 16b-3 or Section 162(m), such provision shall be deemed null and void with respect to Grants granted to executive officers of Valhi to the extent required to permit such Grants to comply with Rule 16b-3 and Section 162(m).

(f)           The expenses of this Plan shall be borne by Valhi; provided, however, Valhi may recover from a Director or his or her heirs or assigns any and all damages, fees, expenses and costs incurred by Valhi arising out of any actions taken by a Director in breach of this Plan.

(g)           By accepting any Grant or other benefit under this Plan, each Director and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under this Plan by Valhi, the Board or the Committee.

(h)           The appropriate officers of Valhi shall cause to be filed any reports, returns or other information regarding Grants hereunder of any Common Shares issued pursuant hereto as may be required by applicable law and any applicable rules of any stock exchange or other market quotation system on which Common Shares are listed or traded.

(i)           The validity, construction, interpretation, administration and effect of this Plan, and of its rules and regulations, and rights relating to this Plan and to Grants under this Plan, shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

(j)           Records of Valhi shall be conclusive for all purposes under this Plan or any Grant, unless determined by the Committee to be incorrect.

(k)           If any provision of this Plan or any specific Grant is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan, the specific Grant or any other Grant, but such provision shall be fully severable, and this Plan, such specific Grant and any other Grant, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan, the specific Grant or any other Grant, as applicable.

(l)           The terms of this Plan shall govern all Grants under this Plan and in no event shall the Committee have the power to authorize a Grant under this Plan that is contrary to any of the provisions of this Plan.

Section 7.  Plan Amendment or Suspension.  This Plan may be amended or suspended in whole or in part at any time from time to time by the Board.  No amendment of this Plan shall adversely affect in a material manner any right of any person with respect to any Grant previously granted without such person’s written consent.

Section 8.  Plan Termination.  This Plan shall terminate upon the earlier of the following dates or events to occur:

(a)           upon the adoption of a resolution of the Board terminating this Plan; or

(b)           when no more Common Shares are authorized to be issued under this Plan.

No termination of this Plan shall materially alter or impair any of the rights or obligations of any person, without his or her consent, under any Grant previously granted under this Plan.

Section 9.  Effective Date.  This Plan shall be effective, and Grants awarded under this Plan, on or after the Effective Date.

ADOPTED BY THE BOARD:	February 23, 2012
APPROVED BY THE STOCKHOLDERS:	May 31, 2012
EFFECTIVE DATE:	May 31, 2012

EXECUTED to evidence this Valhi, Inc. 2012 Director Stock Plan adopted by the Board on February 23, 2012 and the stockholders of Valhi on May 31, 2012.

Valhi, Inc.

By:
A. Andrew R. Louis, Vice President and Secretary

Valhi, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697

Important Notice Regarding the Availability of Proxy Materials for the
Annual Stockholder Meeting to Be Held on May 31, 2012.

The proxy statement and annual report to stockholders (including Valhi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011) are available atwww.valhi.info/investor.

Dear Stockholder:

Valhi, Inc. encourages you to take advantage of new and convenient ways by which you can vote your shares.  You can vote your shares electronically through the internet or by telephone.  This eliminates the need to return this proxy card.

Your electronic or telephonic vote authorizes the agents named on this proxy card to vote in the same manner as if you marked, signed, dated and returned this proxy card.  If you vote your shares electronically or telephonically, do not mail back this proxy card.

Your vote is important.  Thank you for voting.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Valhi, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VALHI, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 31, 2012

The undersigned hereby appoints Steven L. Watson, Robert D. Graham and A. Andrew R. Louis, and each of them, proxy for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2012 Annual Meeting of Stockholders (the “Meeting”) of Valhi, Inc., a Delaware corporation (“Valhi”), to be held at Valhi’s corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas on Thursday, May 31, 2012, at 10:00 a.m. (local time), and at any adjournment or postponement of the Meeting, all of the shares of common stock, par value $0.01 per share, of Valhi standing in the name of the undersigned or that the undersigned may be entitled to vote on the proposals set forth, and in the manner directed, on this proxy card.

THIS PROXY AUTHORIZATION MAY BE REVOKED AS SET FORTH IN THE PROXY STATEMENT THAT ACCOMPANIED THIS PROXY CARD.

The agents named on this proxy card, if this card is properly executed, will vote in the manner directed on this card.  If this card is properly executed but no direction is given with respect to the election of one or more nominees named on the reverse side of this card or any of the other proposals, the agents will vote “FOR” each such nominee for election as a director and, as applicable, “FOR” proposals 2 and 3 and “ABSTAIN” on proposal 4.  To the extent allowed by applicable law, the agents will vote in their discretion on any other matter that may properly come before the Meeting and any adjournment or postponement thereof.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE.

Valhi, Inc.
IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy card, you may choose one of the two voting methods outlined below to instruct how the agents named on this proxy card should vote your shares.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxy instructions submitted by the Internet or telephone must be received by 12:01 a.m., Central Time, on May 31, 2012.

Vote by Internet • Go to www.investorvote.com/VHI • Or scan the QR code with your smartphone • Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone.
•	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals —	The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. The Board of Directors makes NO RECOMMENDATION for proposal 4.

1.	Director Nominees:
		For	Withhold				For	Withhold		For	Withhold
	01 – Thomas E. Barry	☐	☐	02 – Norman S. Edelcup			☐	☐	03 – W. Hayden McIlroy	☐	☐
	04 – Glenn R. Simmons	☐	☐	05 – Harold C. Simmons			☐	☐	06 – Steven L. Watson	☐	☐

				For	Against	Abstain				For	Against	Abstain
2.	2012 Director Stock Plan			☐	☐	☐	3.	Nonbinding advisory vote approving named executive officer compensation		☐	☐	☐

				For	Against	Abstain
4.	Sustainability Report			☐	☐	☐	5.		In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.

 B   Non-Voting Items
Change of Address - Please print new address below.

C  Authorized Signatures — This section must be completed for your vote to be counted.  — Date and Sign Below
NOTE:  Please sign exactly as the name that appears on this card.  Joint owners should each sign.  When signing other than in an individual capacity, please fully describe such capacity. Each signatory hereby revokes all proxies heretofore given to vote at said Meeting and any adjournment or postponement thereof.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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